Exhibit 10.8

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE-AIRPORT USE AND LEASE AGREEMENT

THIS AIRLINE-AIRPORT USE AND LEASE AGREEMENT (hereinafter referred to as the” Agreement”) is made and entered into this 13 day of July , 2020    ,    by and between the SOUTH JERSEY TRANSPORTATION AUTHORITY, a body corporate and politic, (hereinafter referred to as “AUTHORITY”), and GLOBAL CROSSING AIRLINES, a corporation organized and existing under the laws of the State of Florida and authorized to do business in the State of New Jersey, having its principal office at Building 5A, 4200 NW 36th Street, Miami International Airport, Miami, Florida 33166 (hereinafter referred to as “AIRLINE”). (Authority and Airline collectively “Parties” and individually “Party“ 0

WITNESSETH:

WHEREAS, the AUTHORITY was created by the enactment of P.L. 1991, c. 252, of the laws of the State of New Jersey, and is responsible for the management and operation of the Atlantic City International Airport, (hereinafter referred to as the “Airport”), pursuant to N.J.S.A. 27:25A24; and

WHEREAS, the AUTHORITY owns the eighty-three (83) plus or: minus acres which encompasses the Airport Terminal and the supporting facilities; and

WHEREAS, the Airport’s runways and adjoining lands, consisting of approximately 1,600 acres are controlled and possessed by the AUTHORITY, pursuant to agreements with the Federal Aviation Administration; and

WHEREAS, the AUTHORITY is responsible for the operation, maintenance, improvement and promotion of the Airport System; and

WHEREAS, the AUTHORITY has entered into an agreement with TBI Airport Management (hereinafter referred to as the “Firm”), to manage the operations of the Airport and enforce the terms and conditions of this Agreement; and

WHEREAS, the AUTHORITY has the right to lease and license the use of land, property and facilities at the Airport and has full power and authority to enter into this Agreement in respect thereof; and

WHEREAS, the AUTHORITY desires to continue the Airport as an air carrier and a general aviation facility, as well as for other uses; and

WHEREAS, AIRLINE is engaged in the business of transportation by air of persons, property, mail and/or cargo; and

WHEREAS, the AUTHORITY and AIRLINE have successfully negotiated terms for the AIRLINE to operate at the Airport; and

WHEREAS, AIRLINE desires to retain certain rights, services and privileges in connection with the use of the Airport and its facilities, and AUTHORITY is willing to grant and lease the same to AIRLINE upon the terms and conditions hereinafter stated; and.

WHEREAS, AIRLINE and AUTHORITY agree to enter into this Agreement specifying the rights and obligations of the Parties with respect to the operation of the Airport by AUTHORITY and the use and occupancy of the Airport by AIRLINE;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, AUTHORITY and AIRLINE do hereby mutually undertake, promise and agree, each for itself and its successors and assigns, as follows:

ARTICLE 1: DEFINITIONS

The following words, terms and phrases wherever used in this Agreement shall, for the purposes of this Agreement, have the following meanings:

“Agreement” shall mean this Airline-Airport Use and Lease Agreement between AUTHORITY and AIRLINE, as the same may be amended or supplemented from time to time pursuant to the terms hereof.

“Air Transportation Company” shall mean a company engaged in the business of scheduled or nonscheduled commercial transportation by air of persons, property, mail, and/or cargo.

“Air Transportation Business” shall mean that business operated by AIRLINE at the Airport for the commercial transportation by air of persons, property, mail, and/or cargo.

“Aircraft Aprons” shall mean those parts of the Ramp Area immediately adjacent to the Terminal that are jointly used for the parking of aircraft and support vehicles, and the loading and unloading of aircraft.

“Airfield” shall mean the Landing Area, Taxi Way Area and Ramp Area.

“Airline” shall mean the Air Carrier, pursuant to 49 U.S.C. §40102 and 14 CFR Part 380, executing this Agreement.

“Airline Premises” shall mean those areas assigned to AIRLINE as Exclusive Use and Joint Use Premises as defined herein, and shown on Exhibits “B”, “DI” and “D2”, attached hereto and made a part hereof.

“Airport” shall mean the Atlantic City International Airport owned and operated by the AUTHORITY, the boundaries of which are more particularly shown on Exhibit “A”, attached hereto, including all real property and. easements, improvements and appurtenances thereto, structures, buildings, fixtures, machinery, equipment, vehicles, supplies, and other tangible personal property or interest in any of the foregoing, now owned or hereafter leased or acquired by AUTHORITY, less any thereof which may be consumed, sold, or otherwise disposed of.

“Airport Director” means the Director of the Airport for the Authority.

“Authority” shall mean the South Jersey Transportation Authority, a public body both corporate and politic created and existing under the enactment of P.L. 1991, c. 252, of the laws of the State of New Jersey, as codified in N.J.S.A. 27:25A-l, et. seq. and shall include such person or persons as may from time to time be authorized in writing by AUTHORITY to act for the AUTHORITY with respect to all matters pertaining to this Agreement.

“Capital Improvement Program” shall mean the Five-Year Development Program for the Airport System, as may be in effect as of the execution of this Agreement and as may be amended or revised from time to time.

“Capital Expenditure” shall mean an expenditure made to acquire, purchase or construct a single capital item or project for the purpose(s) of improving, maintaining or developing the Airport System and shall include expenses incurred for development, study, analysis, review, design, or planning efforts.

“Chargeable Landings” shall mean those aircraft landings for which landing fees shall be due and payable by AIRLINE, as set forth in Section 7.01.

“Deplaned Passenger” shall mean any revenue passenger disembarking from an aircraft at the Terminal, including any such passenger that subsequently boards another aircraft of the same or a different Air Transportation Company.

“Enplaned Passenger” shall mean any revenue passenger boarding an aircraft at the Terminal, including any such passenger that previously disembarked from another aircraft of the same or a different Air Transportation Company or from the same aircraft, then operating under a different flight number.

“Executive Director” shall include such person or persons as may from time to time be authorized in writing by AUTHORITY or by the Executive Director or applicable law to act for the Executive Director with respect to any or all matters pertaining to this Agreement.

“Exclusive Use Premises” shall mean those areas of the Airport leased to the AIRLINE, as shown in Exhibit “B”, attached hereto, to which AIRLINE shall have exclusive use, subject to the terms and provisions of this Agreement, which may be assigned for the entire Term or may be assigned to AIRLINE on a month to month basis as indicated in Exhibit B.

“FAA” shall mean the Federal Aviation Administration, or its authorized successor(s).

“FBO” shall mean a fixed-base operator with which the AUTHORITY has contracted for such operations at the AIRPORT.

“Fiscal Year” shall mean the annual accounting period of AUTHORITY for its general accounting purposes which, at the time of entering into this Agreement, is the period of twelve consecutive months, ending with the last day of December of any year.

“Hazardous Material” shall mean hazardous substances designated under §101 (14) of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§9601, et seq.) as amended, as well as hazardous substances (including petroleum) as defined in the New Jersey Spill Compensation and Control Act (N.J.S.A. 58: 10-231lb) as amended, and as may be defined in such other environmental legislation which affects the Airport.

“Joint Use Premises” shall mean those areas (common use areas) which may be assigned to two or more Air Transportation Companies, Airlines and FBOs, as shown on Exhibits “D 1” and “D2.”

“Landing Area” shall mean those portions of the Airport provided for the landing, taking off, and taxiing of aircraft, including without limitation, approach and turning zones, aviation or other easements, runways, taxiways, runway and taxiway lights, and other appurtenances and lands in connection therewith.

“Maximum Gross Landed Weight” shall mean the maximum gross certificated landing weight in one thousand pounds units for which each aircraft operated at the Airport by AIRLINE is certificated by the FAA or its successor.

“Non-Signatory Airline” shall mean an airline or operator that operates flights to and from Airport and has signed a permit for operations with no minimum flight requirement. Non-signatory operators may be permitted to rent space in the terminal on a month-to-month basis subject to availability of such space in the sole discretion of the AUTHORITY.

“Operation and Maintenance Expenses” (O&M Expenses) shall mean for any period all expenses accrued by AUTHORITY for the operation, maintenance, administration, and ordinary current repairs of the Airport System in order to maintain and operate the Airport System.

“Ramp Area” shall mean the aircraft parking and maneuvering areas adjacent to the Terminal and shall include within its boundaries all Aircraft Aprons.

“Revenues” shall mean income accrued by the AUTHORITY from or in connection with the ownership or operation of the Airport System or any part thereof, or the leasing or use thereof.

“Scheduled Airline” shall mean any Air Transportation Company performing or desiring to perform, pursuant to a published schedule, commercial air transportation services over specified routes to and from the Airport and holding the necessary authority from the appropriate Federal or state agencies to provide such transportation.

“Signatory Airline” certified scheduled service airline or an air carrier within the meaning of 49 U.S.C. § 40102 and 14 C.F.R. Part 380.2, with a seating capacity of 30 or more seats, that has signed a lease (or permit) for a minimum of 500 square feet for at least one (1) year and has at least one (1) daily departure or guarantees a yearly average of 210 available seats per week for the duration of the service agreed upon for the length of its agreement

“Substantial Completion” shall mean the date on which AUTHORITY’s architects and/or engineers certify any premises at the Airport to be available for beneficial occupancy.

“Term” shall mean the period of time during which AIRLINE activities at the Airport shall be governed by this Agreement, except as otherwise set forth herein. Said Term shall begin on the Effective Date, and, except as otherwise set forth herein, terminate on the date set forth in Article 3.

“Terminal” shall mean the airline passenger terminal facilities at the Airport as they exist prior to and after completion of any improvements or expansion.

Additional words and phrases used in this Agreement but not defined herein shall have their usual and customary meaning.

ARTICLE 2: EFFECTIVE DATE

This Agreement, along with the determination of rentals, fees, and charges set forth herein, shall be binding and effective as of the 1st day of April, 2021.

ARTICLE 3: TERM

3.01. Except for that portion of the Exclusive Use Premises listed on Exhibit B as being leased on a month-to-month basis, as such Exhibit B may be amended from time to time; the Term of this Agreement shall commence on the 1st day of April, 2021, and shall continue for one (1) year (the “Term”). The Term of this Agreement shall terminate on 31st day of March, 2022, unless sooner canceled or terminated as provided herein.

3.02 For the portion of the Exclusive Use Premises listed on Exhibit B as being leased on a month-to-month basis, this Agreement is for a term of one (1) month commencing on the Effective Date, and thereafter from month to month until one of the parties shall give to the other not less than thirty (30) days’ written notice of its intention to terminate this Agreement as to such portion of the Exclusive Use Premises. The parties may agree, in writing, to add additional month-to-month space to the Exclusive Use Premises.

3.03 Recapture of Exclusive Use Premises. If AIRLINE fails to maintain the requirements set forth in the definition of a Signatory Airline as provided in Article 1 above over a period of sixty (60) days, the AUTHORITY shall have the right to recapture control of the Exclusive Use Premises upon thirty (30) days written notice to AIRLINE of its failure to maintain the minimum flights as set forth herein. Moreover, failure to meet the requirements of a Signatory Airline will result in the airline paying non-signatory rates and charges.

ARTICLE 4: PREMISES

4.01 Airline Premises.

A. AUTHORITY does hereby lease and demise to AIRLINE, and AIRLINE does hereby lease and accept from AUTHORITY, the Exclusive Use Premises, as set forth in Exhibit “B”, as may be amended from time to time.

B. AUTHORITY does hereby grant Airline the use of Joint Use Premises, as set forth in Exhibits “Dl” and “D2.”, as may be amended from time to time.

C. Any changes to Airline Premises, except as set forth herein relating to “as-built” drawings, shall be evidenced by an amendment to this Agreement pursuant to Section 19.15.

D. In the event that changes to Exhibits “B”, “Dl” and “D2” are made to reflect changes in the leased premises of others, or to reflect other space changes not inconsistent with the provisions of this Agreement, then in such event said revised exhibits may be substituted herein without the necessity for amendment of this Agreement. AIRLINE acknowledges that the Airline Premises may be modified as part of the overall expansion and modification of the Airport. In the event the expansion or modifications effect the Airline Premises, AUTHORITY shall use reasonable efforts to provide AIRLINE with alternate facilities to continue its operation while construction is being completed at a rental rate not to exceed that provided for in this Agreement for comparable space

4.02 Terminal Equipment Included in Airline Premises is Terminal equipment as set forth in Exhibit “C”, attached hereto and made a part hereof. Terminal equipment owned or acquired by AUTHORITY for use by AIRLINE in its Airline Premises shall remain the property and under the control of AUTHORITY. The use of said equipment by AIRLINE may be subject to a fee or charge separate and distinct from any other fee or charge set forth herein.

4.03 Employee Parking. AIRLINE shall be responsible for making arrangements with AUTHORITY to obtain employee parking spaces at the Airport. AIRLINE acknowledges that a fee will be charged for all employee parking.

4.04 Federal Inspection Facilities. AUTHORITY shall designate areas in the Terminal or elsewhere on the Airport, to be used by agencies of the United States government for the inspection of passengers and their baggage, and for the exercise of the responsibilities of said agencies with respect to the movement of persons and property to and from the United States.

4.05 AIRLINE’s Acceptance of Airline Premises. Neither the AUTHORITY nor its agents have made any representations with respect to any buildings, the land upon which same is erected, or the Airline Premises except as expressly set forth herein and no rights, easements, or licenses are acquired by the AIRLINE by implication or otherwise except as expressly set forth in the provisions of this Agreement. The taking of possession of the Airline Premises by the AIRLINE shall be conclusive evidence that the AIRLINE accepts the same “as is” and that the Airline Premises were in good condition at the time possession was taken.

ARTICLE 5

USE OF THE AIRPORT AND RELATED FACILITIES

5.01 AIRLINE Rights and Privileges. In addition to all rights granted elsewhere in this Agreement, AIRLINE shall have the non-exclusive right, license and privilege to use, in common with others so authorized by the AUTHORITY, areas, facilities, equipment, and improvements at the Airport for the operation of AIRLINE’s Air Transportation Business and all activities reasonably necessary to such operations, including but not limited to:

A. The landing, taking off, flying over, taxiing, towing, and conditioning of AIRLINE’s aircraft and, in area designated by AUTHORITY, the extended parking, servicing, loading or unloading, storage, or maintenance of AIRLINE’s aircraft and support equipment subject to Sections 5.01(F), 5.01(G), and 5.02(C), to the availability of space, and to such reasonable charges and regulations as AUTHORITY may establish; provided, however, AIRLINE shall not permit the use of the Airfield by any aircraft operated or controlled by AIRLINE which exceeds the design strength or capability of the Airfield as described in the then-current FAA-approved Airport Layout Plan (ALP) or other engineering evaluations performed subsequent to the then-current ALP, including the current Airport Certification Manual all of which are incorporated herein by reference.

B. The sale of air transportation tickets and services, the processing of passengers and their baggage for air travel, and the sale, handling, and providing of mail, freight, and express services.

C. The training of personnel in the employ of or to be employed by AIRLINE and the testing of aircraft and other equipment being utilized at the Airport in the operation of AIRLINE’s Air Transportation Business; provided, however, said training and testing shall be incidental to the use of the Airport in the operation by AIRLINE of its Air Transportation Business and shall not unreasonably hamper or interfere with the use of the Airport and its facilities by others entitled to the use of same. The AUTHORITY reserves the right to restrict or prohibit such training and testing operations as it deems interferes with the use of the Airport.

D. The sale, disposition, or exchange of AIRLINE’s aircraft, engines, accessories, gasoline, oil, grease, lubricants, fuel, or other similar equipment or supplies; provided, however, AIRLINE shall not sell or permit to be sold aviation fuels or propellants, except (i) to such Air Transportation Company which is a successor Company to AIRLINE, (ii) for use in aircraft of others which are being used solely in the operation of AIRLINE’s Air Transportation Business, including, but not limited to, AIRLINE’s code sharing partner(s) or (iii) when a comparable grade and type of fuel desired by others is not available at the Airport except from AIRLINE.

E. The purchase at the Airport or elsewhere, of fuels, lubricants, and any other supplies and services, from any person or company, subject to Section 5.01.D and to the AUTHORITY’s right to require that each provider of services and/or supplies to AIRLINE secures a permit from AUTHORITY to conduct such activity at the Airport, pays required fees, and abides by all reasonable rules and regulations established by AUTHORITY. No discriminatory limitations or restrictions shall be imposed by AUTHORITY that interfere with such purchases; provided, however, nothing herein shall be construed to permit AIRLINE to store aviation fuels at the Airport. The granting of the right to store aviation fuels shall be subject to the execution of a separate agreement between the fuel provider and AUTHORITY.

F. The servicing by AIRLINE or its suppliers of aircraft and other equipment being utilized at the Airport by AIRLINE at such locations as may be designated by the Airport Director.

G. The loading and unloading of persons, property, and mail by motor vehicles or other means of conveyance approved by AUTHORITY on AIRLINE’s Aircraft Aprons or such other locations as may be designated by the Airport Director; provided AIRLINE shall not use Aircraft Aprons to load or unload all-cargo aircraft.

H. Identifying signs for the Air Carrier shall be used on the Airport provided electronic system display.

I. The installation, maintenance, and operation, at no cost to AUTHORITY, of such radio communication, computer, meteorological and aerial navigation equipment, and facilities on AIRLINE’s Joint-Use Premises as may be necessary or convenient for the operation of its Air Transportation Business; provided, however, that such installations shall be subject to the prior written approval of the Airport Director. Prior to any written approval, AIRLINE shall provide the Airport Director with all necessary supporting documentation related to such installations. Such installation shall also be subject to the provisions of Article 9.

J. Such rights of way as may reasonably be required by AIRLINE for Communications, Computer equipment, teletype, telephone, interphone, pneumatic tubes, conveyor systems and power, and other transmission lines in areas jointly-used by AIRLINE,subject to the availability of space and/or ground areas as determined by the Airport Director. The AUTHORITY reserves the right to require the execution of a separate agreement between AUTHORITY and AIRLINE for payment to AUTHORITY FOR the lease and use of such space and/or ground area outside Terminal areas or for such other facilities or services provided by the AUTHORITY.

K. The installation of personal property, including furniture, furnishings, supplies, machinery and equipment, in AIRLINE’s Exclusive Use Premises as AIRLINE may deem necessary or prudent for the operation of its Air Transportation Business. Title to such personal property shall remain with AIRLINE, subject to the provisions of this Agreement.

L. The construction of modifications, finishes, and improvements in Exclusive Use Premises as AIRLINE may deem necessary or prudent for the operation of its Air Transportation Business, subject to the provisions of Article 8.

M. Ingress to and egress from the Airport and Airline Premises for AIRLINE’s officers, employees, agents, and invitees, including passengers, suppliers of materials, furnishers of services, aircraft equipment, vehicles, machinery, and other property. Such right shall be subject to C.F.R. 49 Part 1542, applicable laws, and the AUTHORITY’s right to establish rules and regulations governing (i) the general public, including AIRLINE’s passengers; and, (ii) access to non-public area at the Airport by AIRLINE’s employees, suppliers of materials, and furnisher of services; provided, however, any such rules and regulations of the AUTHORITY applicable to such access shall not unreasonably interfere with the operation of Airline’s Air Transportation Business. Further, AUTHORITY reserves the right to, from time to time, temporarily or permanently restrict the use of any roadway or other area at the Airport. In the event of such restrictions, and if necessary, AUTHORITY shall make every effort to ensure availability of a reasonably equivalent means of ingress and egress.

N. The ground handling of any portion of the operations of another Scheduled Airline is permitted. However, AIRLINE shall provide AUTHORITY advance written notice of such proposed activities, including a description of the type and extent of services to be provided and fees to be charged, and obtain the prior written approval of the AUTHORITY. Notwithstanding the foregoing, AIRLINE shall not ground handle any Scheduled Airline which does not have in force an operating agreement with AUTHORITY for the operation of its Air Transportation Business at the Airport, and a handling agreement between AIRLINE and the Scheduled Airline. Should AIRLINE provide any ground handling services hereunder, AIRLINE shall pay to the AUTHORITY the same fee applicable to FBO’s providing similar services at the Airport.

O. The rights and privileges granted to AIRLINE pursuant to this Article 5 may be exercised on behalf of AIRLINE by other Signatory Airlines or contractors authorized by AUTHORITY to provide such services at the Airport, subject to the prior written approval of AUTHORITY and further subject to all laws, rules, regulations, and fees and charges as may be applicable to the activities undertaken. AIRLINE may exercise on behalf of AIRLINE’s wholly owned subsidiaries or any other Signatory Airlines any of the rights granted AIRLINE herein, so long as AIRLINE is concurrently exercising those same rights in the operation of AIRLINE’s own Air Transportation Business at the Airport, subject to the provisions of Article 14 and other provisions of this Agreement with respect to AUTHORITY rules and regulations and the payment of fees and charges for such activities.

5.02 Exclusions and Reservations.

A. Nothing in this Article 5 shall be construed as authorizing AIRLINE to conduct any business separate and apart from the conduct of its Air Transportation Business.

B. AIRLINE shall not knowingly interfere or permit interference with the use, operation, or maintenance of the Airport, including but not limited to, the effectiveness or accessibility of the drainage, sewerage, water, communications, fire protection, utility, electrical, or other systems installed or located from time to time at the Airport; and AIRLINE shall not engage in any activity prohibited by the AUTHORITY’s existing or future Noise Abatement Procedures.

C. As soon as possible after release from proper authorities, AIRLINE shall remove any of its disabled aircraft from the Landing Area and Ramp Area, shall place any such disabled aircraft only in such storage areas as may be designated by the Airport Director, and shall store such disabled aircraft only upon such terms and conditions as may be established by AUTHORITY. In the event AIRLINE shall fail to remove any of its disabled aircraft as expeditiously as possible, AUTHORITY may, but shall not be obligated to, cause the removal of such disabled aircraft; provided however, AUTHORITY shall give AIRLINE prior notice of its intent to do so and provided further that AUTHORITY shall use reasonable efforts to remove such aircraft. AIRLINE shall pay to AUTHORITY, upon receipt of invoice, the costs incurred for such removal plus twenty-five percent (25%).

D. AIRLINE shall not do or permit to be done anything, either by act or failure to act, that shall cause the cancellation or violation of the provisions, or any part thereof, of any policy of insurance for the Airport, or that shall cause a hazardous condition so as to increase the risks normally attendant upon operations permitted by this Agreement. If such AIRLINE act, or failure to act, shall cause the cancellation of any policy, then AIRLINE shall immediately, upon notification by AUTHORITY, do whatever shall be necessary to cause reinstatement of said insurance. Furthermore, if AIRLINE shall do or permit to be done any act not permitted under this Agreement, or fail to do any act required under this Agreement, regardless of whether such act shall, constitute a breach of this Agreement, which causes an increase in the AUTHORITY’s insurance premiums, AIRLINE shall immediately remedy such actions and/or pay the increase in premiums, upon notice from AUTHORITY to do so; but in any event, AIRLINE will hold AUTHORITY harmless for any expenses and/or damage resulting from any action as set forth in this section,

E. AIRLINE shall immediately notify AUTHORITY in, writing of any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to environmental laws governing hazardous material or related concerns; any claim made or threatened by any person against AIRLINE or AIRLINE’s activities or the condition of the Airline Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from the presence of hazardous material; and reports to any environmental agency or governmental authority arising out of or in connection with the delivery to, storage on or removal from Airline Premises, property or aircraft, of hazardous material, including any complaints, notices, warnings or asserted violations in connection therewith. AIRLINE shall provide AUTHORITY with copies of all documentation related to the foregoing.

F. AUTHORITY may, at its sole option, install or cause to be installed advertising and revenue generating devices, including, but not limited to, vending machines, kiosks and computer access equipment, in Joint Use Premises; provided, however, that such installations shall not unreasonably interfere with AIRLINE’s operations authorized hereunder.. AUTHORITY shall be entitled to all income generated by such and devices and to reasonable access upon Airline Premises to install or service such devices.

G. The rights and privileges granted AIRLINE pursuant to this Article 5 shall be subject to any and all reasonable rules and regulations established by AUTHORITY, as may be amended from time to time, and to the provisions of Article 7. The rights and privileges granted to AIRLINE pursuant to this Article 5 are subject to the limitations of law, leases and concession contracts either presently existing or as may be approved by the AUTHORITY in the future. Nothing contained herein shall be construed as authorizing AIRLINE to conduct a separate business or businesses but shall permit AIRLINE to perform or have performed such functions only as are incidental to the operation of its own Air Transportation Business. To the extent that AIRLINE or its suppliers compete with the concessionaires of the AUTHORITY, AUTHORITY shall not be deprived of concession revenue by such competition and nothing in this Agreement shall prohibit AUTHORITY from charging AIRLINE or its suppliers the standard rates charged to concessionaires in connection with items normally sold by concessionaires. AIRLINE, in recognition of the principles stated herein, further agrees not to divert any concession trade from the Airport to non-concessionaires for the purpose of avoiding Airport fees and charges. AUTHORITY, in its sole discretion, shall make any determination of such diversion.

H. Any and all rights and privileges not specifically granted to AIRLINE for its use of and operations at the Airline Premises pursuant to this Agreement are hereby reserved for and to AUTHORITY.

ARTICLE 6

OPERATION AND MAINTENANCE OF THE AIRPORT

6.01 Designation of Operation and Maintenance Responsibilities. In addition to the obligations of AIRLINE and AUTHORITY set forth in Sections 6.02 and 6.03, responsibilities for maintenance, cleaning, and operation of the Airport shall be as set forth in Exhibit “E”, attached hereto and made a part hereof.

6.2 AIRLINE Obligations.

A. AIRLINE shall, at all times and at its own expense, preserve and keep the Exclusive Premises in an orderly, clean, neat, and sanitary condition.

B. AIRLINE shall, at its own expense, make every effort to keep all Aircraft Aprons free of fuel, oil, debris, and other foreign objects.

C. AIRLINE shall operate and maintain in accordance with the rules and regulations of the AUTHORITY: (i) any loading bridges located at the Aircraft Aprons, (ii) any 400 Hertz units located at the Aircraft Aprons, (iii) baggage conveyor system and devices provided for AIRLINE, and (iv) any other improvements and/or equipment installed by AIRLINE or provided by AUTHORITY for AIRLINE’s use under this Agreement.

D. AIRLINE shall maintain the Exclusive Use Space and Joint Use Space (to the extent related to AIRLINE’S use and occupancy of such areas) in good order and condition, normal wear and tear excepted, and shall commit no waste to such Space.

E. AIRLINE shall at all times fully and faithfully comply with the Airport Rules and Regulations, (as such Rules and Regulations may be revised and or amended from time to time) as well as all federal, state and local governmental laws, rules and regulations as referenced in Article 19.06 during AIRLINE’s use and occupancy under this Agreement. Additionally, AIRLINE shall do nothing which may impair AUTHORITY’S ability to obtain grants from the FAA and shall assist AUTHORITY in compliance with all FAA Rules and Regulations relating to Grant Assurances. Upon receipt of written notice from AUTHORITY that the ARLINE’S actions may cause AUTHORITY to be in violation of the FAA Rules and Regulations, AIRLINE shall immediately cease such activity or be deemed in default hereof.

F. Should AIRLINE fail to perform its material obligations hereunder, AUTHORITY shall have the right to enter the Airline Premises and perform such activities; provided, however, other than in a case of emergency, AUTHORITY shall give to AIRLINE reasonable advance written notice of noncompliance, not to exceed ten (10) days, prior to the exercise of this right. If such right is exercised, AIRLINE shall pay to AUTHORITY, upon receipt of invoice, the cost of such services plus twenty five percent (25%).

G. AIRLINE shall provide written notice of any and all schedule changes no later than thirty (30) days prior to effectuating same.

6.03 AUTHORITY and AIRLINE Obligations.

AUTHORITY and AIRLINE both acknowledge that close cooperation is necessary to ensure compliance with any storm water discharge permit terms and conditions, as well as to ensure safety and to minimize costs. AIRLINE acknowledges and agrees that it will undertake all necessary actions to minimize the exposure of storm water (and snow melt) to significant materials, generated, stored, handled, or otherwise used by AIRLINE, by implementing and maintaining practices employed to prevent or reduce source water pollution,, such as the construction of runoff-retention basins and replanting eroding surfaces. Significant materials include, but are not limited to: raw materials; fuels, solvents, detergents, and plastic pellets; finished materials such as metallic products; raw materials used in food processing or production; hazardous substances; deicing fluids; fertilizers; pesticides; and waste products such as ashes, slag, and sludge.

ARTICLE 7

RENTALS, FEES, AND CHARGES

AIRLINE shall pay AUTHORITY rentals for use of Airline Premises, and fees and charges for the other rights, licenses, and privileges granted hereunder during the Term of this Agreement. The AIRLINE acknowledges that many of the rentals, fees and charges being assessed by the AUTHORITY hereunder are part of the Standard Rates and Charges that are assessed by the AUTHORITY on all parties utilizing the Airport and further acknowledges that the aforementioned Standard Rates and Charges may be revised from time to time. The AIRLINE acknowledges that the charges listed in sections 7.01 through 7.08 are not intended to be inclusive, and that the AUTHORITY reserves the right to charge the AIRLINE for services not included in this Article 7 if it is determined that such services are to be provided to AIRLINE. The AIRLINE agrees to pay such revised fees, rentals and charges as may be put into effect. The AUTHORITY shall notify AIRLINE of any changes no less than sixty (60) days prior to the effective date of the revised fees, rentals and charges. Rentals, fees and charges are established and approved by the AUTHORITY’s Board of Commissioners and may be revised at the discretion of the Board of Commissioners. These rentals, fees and charges are as follows:

7.01 Landing Fees. AIRLINE shall pay monthly to AUTHORITY fees for Chargeable Landings for the preceding month. AIRLINE’s landing fees shall be determined as set forth in Exhibit “F”, attached hereto and made a part hereof. Airline’s landing fees shall be determined as the product of the landing fee rate for the period, and AIRLINE’s total landed weight for the month. AIRLINE’s landed weight for the month shall be determined as the sum of the products obtained by multiplying the Maximum Gross Landed Weight of each type of AIRLINE’s aircraft by the number of Chargeable Landings of each said aircraft during such month.

7.02 Aircraft Parking Fees. AIRLINE shall pay an aircraft parking fee as determined and set forth in Exhibits “F” and “Fl”, and as may be revised from time to time. In addition to any and all aircraft parking fees, AIRLINE shall pay fees for each aircraft which remains at the Airport overnight between the hours of 9:00 p.m. and 3:00 a.m. or is on the ramp in excess of twelve (12) hours. Such fees for overnight parking of aircraft shall be determined by the AUTHORITY, from time to time, in its discretion.

7.03 Terminal Rentals. AIRLINE’s rentals for the Exclusive Use Premises shall be determined as set forth in Exhibit “F”, and as may be revised from time to time.

7.04 Ramp Fees. AIRLINE’s fee for Joint Use Premises on the Ramp Area shall be determined as set forth in Exhibit “F’, and as may be revised from time to time.

7.05 Loading Bridge Fees. AIRLINE’s fee for joint use of the loading bridges shall be determined as set forth in Exhibit “F”, and as may be revised from time to time.

7.06 Security Fee. AIRLINE’s fee for law enforcement at the airport shall be determined as set forth in Exhibit “F”, and as may be revised from time to time.

7.07 Passenger Screening Reimbursements. If AIRLINE has not already done so, it shall, within ten (10) days of execution of this Agreement, enter into an agreement with the Transportation Security Administration (or the then current passenger screening operator at the Airport) and provide a copy to the Authority

7.08 Utilities to be Considered Additional Rent.

A. AUTHORITY shall cause to be supplied to the Airline Premises electricity, water and sewerage services, through existing wires, pipes and mains and shall provide heat and air conditioning during the appropriate seasons within present or future governmental guidelines, laws or regulations concerning conservation of energy or water. AUTHORITY shall not be responsible or liable for interruption of utility services and the failure of such services shall not constitute grounds for any diminution or abatement of rent nor constitute grounds for termination of this Agreement or claims for damages. Nothing in this provision shall be construed as requiring the AUTHORITY to provide water and sewerage services to AIRLINE’s Exclusive Use area(s).

B. The AIRLINE shall pay to AUTHORITY, as an additional fee hereunder, AIRLINE’s appropriate share for the consumption of electricity, water, sewage services, alarm services, pest control, waste disposal services and administrative overhead attributable to such charges as set forth in Exhibit “J” attached hereto and made a part hereof, and as may be revised from time to time.

C. Utility costs set forth in this Agreement shall be rendered monthly to AUTHORITY based on actual costs incurred during the prior month, plus administrative overhead attributable to such charge, plus any surcharges that may be assessed by AUTHORITY to cover increased costs of utilities. Such costs may be adjusted within ninety (90) days after the end of each calendar year when final costs for such calendar year have been determined, and AIRLINE shall pay any increased cost adjustment within thirty (30) days of receipt of written or electronic notice of same.

D. All fees and/or payments required by this Section shall be added to and become payable as additional rent with the installment of basic rent next due as provided for in this Agreement.

7.09 Other Fees and Charges.

A. AUTHORITY expressly reserves the right to assess and collect the following:

1. Reasonable and non-discriminatory fees for concessions and other services provided by AIRLINE for others or for AIRLINE by others pursuant to Section 5.01 of this Agreement, if such services or concessions would otherwise be available from a concessionaire or licensee of AUTHORITY.

2. Reasonable and non-discriminatory fees and charges for services or facilities not enumerated in this Agreement, but provided by AUTHORITY and accepted by AIRLINE, including, but not limited to, Federal Inspection Services (FIS) facility fees, information technology fees and telephone fees.

3. Pro rata shares of any charges for the provision of any services or facilities which AUTHORITY is required to provide by any governmental entity (other than AUTHORITY acting within its proprietary capacity) having jurisdiction over the Airport.

B. AUTHORITY or its agents, operators or representatives reserve the right to charge AIRLINE or its employees a reasonable fee for employee parking area(s) provided at the Airport.

C. AIRLINE shall pay charges for other services or facilities provided by AUTHORITY to AIRLINE. Such services or facilities may include, but are not limited to, special maintenance of Airline Premises, 400 Hertz (GPU) charges, or equipment/vehicle storage areas.

D. AIRLINE shall pay the required fees for all permits and licenses necessary for the conduct of its Air Transportation Business at the Airport. AIRLINE shall also pay all taxes, assessments, and charges, which during the Term of this Agreement may become a lien or which may be levied by the State, County, City, or any other levying body, upon any interest by AIRLINE acquired in this Agreement, or any possessory right which AIRLINE may have in or to the Airline Premises or facilities leased hereunder, or the improvements thereon, by reason of its occupancy thereof, or otherwise, as well as taxes, assessments, and/or charges on property, real or personal, owned by AIRLINE in or about said premises. Upon any termination of tenancy, all taxes then levied or a lien on any of said Airline Properly, or interest therein, shall be paid in full and without pro-ration by AIRLINE forthwith, or within ten (10) days after a statement thereof has been issued by the tax collector, if termination occurs during the interval between attachment of the lien and issuance of statement. However, AIRLINE shall not be deemed to be in default under this Agreement for failure to pay any charges and/or taxes pending the outcome of any proceedings instituted by AIRLINE to contest the validity or the amount of such taxes, provided that such failure to pay does not result in any forfeiture.

E. The AUTHORITY reserves the right to assess and collect Passenger Facility Charges, (“PFCs”), in accordance with 49 U.S.C. ‘ 40117, 14 C.F.R. Part 158 and the Wendell H. Ford Aviation Investment and Reform Act for the 21st Century, Pub. L. 106181, and any subsequent amendments, modifications and changes thereto.

F. AIRLINE shall pay the Fuel Flowage Fees as set forth in Exhibit “F”, attached hereto and made a part hereof, to Signature Flight Support INC., the FBO currently serving the AIRLINE, or such other FBO or fuel provider approved by the Authority from whom the AIRLINE may purchase fuel at the Airport. The FBO or fuel provider shall report to the AUTHORITY the total number of gallons uplifted monthly and shall pay the fees identified in Exhibit “F” to the AUTHORITY. No later than sixty (60) days prior to the putting into effect a change in Fuel Flowage rates, AUTHORITY shall notify AIRLINE of any change in Fuel Flowage rates for the ensuing Fiscal Year.

7.10 Payments.

A. Payments of one-twelfth (1/12) of the total annual rentals for AIRLINE’s Exclusive Premises, including rentals for portions of the Exclusive Premises which are leased on a month-to-month basis, shall be due in advance, without demand or invoice, on the first day of each month. Said rentals and charges shall be deemed delinquent if payment is not received by the fifteenth (15) calendar day of the month.

B. Payment of airline’s Landing Fees shall be due as of the date of AUTHORITY’s invoice and shall be deemed delinquent if not received within thirty (30) days of the date of such invoice.

C. Payment for all other fees and charges due hereunder, excluding PFCs, shall be due as of the date of the AUTHORITY’s invoice for same. Said fees and charges shall be deemed delinquent if payment is not received within thirty (30) days of the date of such invoice.

(1) Pursuant to 14 C.F.R. Part 158, AIRLINE must remit PFC revenues no later than the last day of the month following the month in which they were recorded in the AIRLINE’s accounting system. In addition to the remittance of the revenues, AIRLINE shall provide the following information monthly: Carrier and airport involved, total PFC revenue collected, total PFC revenue refunded to passengers, collected PFC revenue withheld by the Airline for reimbursement of expenses and amount of monthly remittance. AIRLINE shall submit quarterly reports detailing the same information as above for the quarters ending: March 31, June 30, September 30 and December 31 of each year. If AIRLINE collects more than 50,000 individual PFCs, it shall provide for an annual audit of its PFC collection and remittance activity by an accredited independent public accountant. A copy shall be provided to the AUTHORITY

D. AUTHORITY shall provide notice of any and all payment delinquencies, including payments of any deficiencies which may be due as a result of the AUTHORITY’s estimates of activity pursuant to Section 7.10(E) below, or due to an audit performed pursuant to Section 7.11 (C), herein; provided, however, interest at the highest rate allowable by applicable state law, shall accrue against any and all delinquent payment(s) from the date due until the date payments are received by AUTHORITY. This provision shall not preclude AUTHORITY from terminating this Agreement for default in the payment of rentals, fees, or charges, as provided for in Article 13 herein, or from exercising any other rights contained herein or provided by law.

E. In the event AIRLINE fails to submit its monthly activity reports on time as required in Section 7.11, AIRLINE shall be charged $250 for each late submission and AUTHORITY shall estimate the rentals, fees and charges based upon one hundred twenty-five percent (125%) of the previous month’s activity reported by AIRLINE and issue an invoice to AIRLINE for same. If no activity data is available, AUTHORITY shall reasonably estimate such activity and invoice AIRLINE for same. AIRLINE shall be liable for any deficiencies in payments based on estimates made under this provision; payments for said deficiencies shall be deemed due as of the date such rental was due and payable. If such estimate results in an overpayment by AIRLINE, AUTHORITY shall apply such overpayment as a credit against subsequent amounts due for such rentals, fees and charges from AIRLINE, provided, however, AIRLINE shall not be entitled to any credit for interest on payments of such estimated amounts.

F. In the event AIRLINE’s obligations with respect to Airline Premises or rights, licenses, or privileges granted hereunder shall commence or terminate on any date other than the first or last day of the month, AIRLINE’s rentals, fees, and charges shall be prorated on the basis of the number of days such premises, facilities, rights, licenses, services, or privileges were enjoyed during that month.

G. All payments due and payable hereunder, except for PFCS, shall be paid in lawful money of the United States of America, without set off, by check made payable to the AUTHORITY and delivered to:

South Jersey Transportation Authority

P.O. Box 8500-1706

Philadelphia, PA 19178-1706

or to such other addresses as the AUTHORITY may from time to time provide to Airline in writing.

H. All payments due and payable hereunder for PFCs shall be paid in lawful money of the United States of America, without set off, by check made payable to the AUTHORITY and delivered to:

South Jersey Transportation Authority

P.O. Box 8500-3215

Philadelphia, PA 19178-3215

or to such other addresses as the AUTHORITY may from time to time provide to Airline in writing.

7.11 Information to be Supplied by AIRLINE.

A.    As requested by the AUTHORITY or its designated representative, AIRLINE shall submit activity reports as set forth in Exhibits “H” and “I”, including, but not limited to, Enplaned Passengers, Deplaned Passengers, arrivals, departures, cargo and aircraft type. AIRLINE shall file these written reports weekly with AUTHORITY on forms provided by AUTHORITY for activity conducted by AIRLINE during said week, and for activity handled by AIRLINE for other Air Transportation Companies not having an agreement with AUTHORITY providing for its own submission of activity data to AUTHORITY.

B.    AUTHORITY reserves the right to rely on said activity reports in determining rentals, fees and charges due hereunder. AIRLINE shall have full responsibility for the accuracy of said reports. Payment deficiencies due to incomplete or inaccurate activity reports shall be subject to interest charges as set forth in Section 6.09(D).

C.    AIRLINE shall at all times maintain and keep books, ledgers, accounts, or other records, wherein are accurately kept all entries reflecting the activity statistics to be reported pursuant to this Section. Such records shall be retained by AIRLINE for a period of three (3) years subsequent to the activities reported therein, or such other retention period as required by Federal Regulations, and made available at Atlantic City International Airport for audit and/or examination by AUTHORITY or its duly authorized representative during all normal business hours. AIRLINE shall produce such books and records at Atlantic City International Airport within fifteen (15) calendar days of AUTHORITY’s notice to do so or pay all reasonable expenses, including but not limited to professional fees, costs of audit, transportation, food, and lodging, necessary for an auditor selected by AUTHORITY to audit said books and records.

D.    The cost of audit, with the exception of the aforementioned expenses, shall be borne by AUTHORITY; provided, however, the total costs and fees of said audit shall be borne by AIRLINE if either or both of the following conditions exist:

1.    The audit reveals an underpayment of more than five percent (5%) of rentals, fees, and charges due hereunder, as determined by said audit; and/or

2.    AIRLINE has failed to maintain true and complete books, records, accounts, and supportive source documents in accordance with Section 7.10(C).

7.12    Security for Performance.

A. AIRLINE shall provide AUTHORITY on the Effective Date of this Agreement with a contract bond, irrevocable letter of credit, or other similar security in a form and drawn on such company as is acceptable to AUTHORITY, in its sole discretion, an amount equal to not less than the estimated amount of charges to be paid by the AIRLINE for a period of three (3) months use of Airport as security to guarantee the faithful performance by AIRLINE of all covenants, conditions and obligations under this Agreement and the payment of all rentals, fees, and charges due hereunder, (“Contract Security”). The AUTHORITY shall have the right to increase the amount of the Contract Security from time if the AIRLINE costs increase from the original estimated costs. AIRLINE shall maintain such Contract Security in effect throughout the Term of this Agreement and provide written proof thereof to AUTHORITY upon commencement and thereafter annually on the tenth day of January. AUTHORITY may, if it so elects, have recourse to AIRLINE’s Contract Security to make good any delinquency, breach or default, in which event AIRLINE shall, on, demand, promptly restore the Contract Security to its original amount within thirty (30) days from said demand.

B. If AIRLINE shall fail to obtain and/or keep in force such Contract Security required hereunder, such failure shall be grounds for immediate termination of this Agreement pursuant to Section 11.01. AUTHORITY’s rights under this Section 7.12 shall be in addition to all other rights and remedies provided to AUTHORITY under this Agreement.

ARTICLE 8

AIRLINE IMPROVEMENTS

8.01    Need for Capital Expenditures The Parties hereto recognize that Capital Expenditures to preserve, protect, enhance, expand, or otherwise improve the Airport System, or part hereof, may be required during the Term of this Agreement.

8.02    Alterations and Improvements by AIRLINE.

A.    Except as otherwise expressly provided herein, the AIRLINE shall not erect any structures, make any improvements or do any construction work on the Airline Premises, or install any fixtures other than trade fixtures, removable without material damage to the Airline Premises, (any such damage shall be immediately repaired by the AIRLINE at its sole expense) without the prior written approval of AUTHORITY, through the medium of a construction, or alteration application. All such improvements shall be at the sole cost of AIRLINE. In the event any construction, improvement, alteration, modification, addition, repair or replacement is made without such approval, then upon notice from AUTHORITY, the AIRLINE shall remove the same or at the option of AUTHORITY, cause the same to be changed to the satisfaction of AUTHORITY. In case of any failure on the part of the AIRLINE to comply with such notice, AUTHORITY may affect the removal or change and AIRLINE shall pay the costs, fees and all legal fees and costs thereof to AUTHORITY upon demand.

B.    AIRLINE agrees that any construction, improvement, alteration, modification or addition performed by AIRLINE at or on the Airline Premises shall be in accordance with an AUTHORITY approved construction or alteration application, a copy of which is attached as Exhibit M, attached hereto and made part hereof. All such improvements made by AIRLINE, except those financed by AUTHORITY which shall immediately become the property of the AUTHORITY, shall upon termination or cancellation of this Agreement become the property of AUTHORITY. Only AIRLINE’s personal property identified on the Capital Investment Schedule Exhibit “K”, attached here to and made a part hereof shall remain property of the AIRLINE and may be removed at the termination of the Agreement.

C.    AIRLINE shall furnish and require contractors and subcontractors to furnish satisfactory evidence of statutory worker’s compensation insurance, comprehensive general liability insurance, comprehensive automobile insurance, and physical damage insurance, on a builder’s risk form with the interest of AUTHORITY endorsed thereon, in such amounts and in such manner as AUTHORITY may reasonably require. AUTHORITY may require additional insurance for any alterations or improvements approved hereunder, in such limits as AUTHORITY reasonably determines to be necessary and subject to Section 10.2, below and Exhibit G.

D.    Any construction or installation shall be at the sole risk of AIRLINE and shall be in accordance with all applicable federal, state and local codes and Laws and subject to inspection by the Airport Director or its agent and any and all applicable federal, state and local inspections

ARTICLE 9

DAMAGE OR DESTRUCTION

9.01    Partial Damage. If any part of Airline Premises, or adjacent facilities directly and substantially affecting the use of Airline Premises, shall be partially damaged by fire or other casualty, but said circumstances do not render Airline Premises untenantable as reasonably determined by AUTHORITY, the same shall be repaired to usable condition with due diligence by AUTHORITY with costs assessed against any liable party or entity as hereinafter provided and limited. No abatement of rentals shall accrue to AIRLINE so long as Airline Premises remain tenantable.

9.02    Substantial Damage, If any part of Airline Premises, or adjacent facilities directly and substantially affecting the use of Airline Premises, shall be so extensively damaged by fire or other casualty as to render any portion of said Airline Premises untenantable but capable of being repaired, as reasonably determined by AUTHORITY, the same shall be repaired to usable condition with due diligence by AUTHORITY as here in after provided and limited. In such case, the rentals payable hereunder with respect to Airline’s affected Airline Premises shall be paid upto the time of such damage and shall thereafter be abated equitably in proportion as the part of the are a rendered untenantable bears to total Airline Premises until such time as such affected Airline Premises shall be restored adequately for Airline’s use, AUTHORITY shall use reasonable efforts to provide, but does not guarantee, AIRLINE with alternate facilities to continue its operation while repairs are being completed, at a rental rate not to exceed that provided for in this Agreement for comparable space. AUTHORITY shall not be liable to AIRLINE for any consequential, compensatory or exemplary damages.

9.03 Destruction.

A.    If any part of Airline Premises, or adjacent facilities directly and substantially affecting the use of Airline Premises, shall be damaged by fire or other casualty, and is so extensively damaged as to render any portion of said Airline Premises incapable of being repaired, as reasonably determined by AUTHORITY, AUTHORITY shall notify AIRLINE within a period of sixty (60) days after the date of such damage of its decision whether to reconstruct or replace said space; provided, however, AUTHORITY shall be under no obligation to replace or reconstruct such premises, The rentals payable hereunder with respect to affected Airline Premises shall be paid up to the time of such damage and thereafter shall abate until such time as replacement or reconstructed space becomes available for use by AIRLINE. AUTHORITY shall not be liable to AIRLINE for any consequential, compensatory or exemplary damages.

B.    In the event AUTHORITY elects to reconstruct or replace affected Airline Premises, AUTHORITY shall use reasonable efforts to provide AIRLINE with alternate facilities to continue its operation while reconstruction or replacement is being completed at a rental rate not to exceed that provided for in this Agreement for comparable space. AUTHORITY shall not be liable to AIRLINE for any consequential, compensatory or exemplary damages.

C. In the event AUTHORITY elects to not reconstruct or replace affected Airline Premises, AUTHORITY shall meet and consult with AIRLINE on available ways and means, if any, to permanently provide AIRLINE with adequate replacement space for affected Airline Premises, In such event, AUTHORITY agrees to amend this Agreement to reflect related additions and deletions to AIRLINE’s Airline Premises. AUTHORITY shall not be liable to AIRLINE for any consequential, compensatory or exemplary damages.

9.04    Damage Caused By AIRLINE. Notwithstanding the provisions of this Article 9, in the event that due to the negligence or willful act or omission of AIRLINE, its employees, its agents, or licensees, Airline Premises shall be damaged or destroyed by fire, other casualty or otherwise, there shall be no abatement of rent during the repair or replacement of said Airline Premises. To the extent that the costs of repairs shall exceed the amount of any insurance proceeds payable to AUTHORITY by reason of such damage or destruction, AIRLINE shall pay the amount of such additional costs to AUTHORITY.

9.05    AUTHORITY’s Responsibilities. AUTHORITY shall maintain levels of insurance; provided, however, that AUTHORITY’s obligations to repair, reconstruct, or replace affected premises under the provisions of this Article 9 shall in any event be limited to restoring affected Airline Premises to substantially the same condition that existed at the date of damage or destruction, including any subsequent improvements made by AUTHORITY, and shall further be limited to the extent of insurance proceeds and other funds available to AUTHORITY for such repair, reconstruction, or replacement; provided further that AUTHORITY shall in no way be responsible for the restoration or replacement of any equipment, furnishings, property, real improvements, signs, or other items installed and/or owned by AIRLINE in accordance with this Agreement, unless AIRLINE proves that damage is caused by gross negligence or willful act or omission of AUTHORITY, its officials, agents, or employees acting within the course or scope of their employment and damages are limited to AUTHORITY’S insurance policy limits.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.01 Indemnification.

A.    AIRLINE shall indemnify, save, hold harmless, and defend AUTHORITY, its officials, agents and employees, its successors and assigns, individually and collectively, and the Firm, its officials, agents, servants and employees, its successors and assigns, individually or collectively, from and against any claim, action, loss, damage, injury, liability, and the cost and expense of whatsoever kind or nature (including, but not limited to, reasonable attorney fees, disbursements, court costs, and expert fees including all post- trial motions, appeals, remands and retrials) based upon injury to persons, including death, or damage to property, arising out of, or resulting from, the acts or omissions of AIRLINE, its officers, employees, agents, contractors, servants, assigns, or anyone for whom AIRLINE is legally responsible, at the Airport or in connection with this Agreement, unless such injury or damage is occasioned by the willful misconduct of AUTHORITY, its officers, employees, or agents. or the Firm, its officers, employees or agents.

B.    AIRLINE shall indemnify, save, hold harmless, and defend AUTHORITY, its officials, agents, servants and employees, its successors and assigns, individually and collectively, from and against any claim, action, loss, damage, injury, liability, and the cost and expense of whatsoever kind or nature (including, but not limited to, reasonable attorney fees, disbursements, court costs, and expert fees including all post-trial motions, all appeals, remands and retrials) and any fines in any way arising from or based upon the violation of any federal, state, or municipal laws, statutes, resolutions, or regulations, including rules or regulations of the AUTHORITY, by AIRLINE, its officers, agents, employees, or successors and assigns in conjunction with AIRLINE’s use and/or occupancy of Airline Premises at the Airport.

C.    AIRLINE shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Airport by AIRLINE, AIRLINE’s agents, employees, contractors, or invitees unless such Hazardous Material is necessary to AIRLINE’s business and will be used, kept, and stored in a manner that complies with all laws regulating any such Hazardous Materials brought upon or used or kept in or about the property. AIRLINE shall provide notice to the

AUTHORITY and the Firm of any Hazardous Materials used by AIRLINE at the Airport. AIRLINE shall indemnify, save, hold harmless, and defend AUTHORITY, its officials, agent, servants s and employees, its successors and assigns, individually or collectively and the Firm, its officials, agents and employees, its successors and assigns, individually or collectively, (including without limitation, diminution in value of the property, damages for the loss or restriction on use or rent of the property, damages arising from any adverse impact on marketing of the property, and sums paid in settlement of claims, attorney fees and costs of litigation through and including all post-trial motions, all appeals, remands and retrials consultant fees, and expert fees) that arise during or after the lease term begins due to contamination by Hazardous Materials placed upon the property by AIRLINE or its agent, servant, workman, contractor or subcontractor during the Term. This indemnification of AUTHORITY by AIRLINE includes, without limitation, cost incurred in connection with any investigation of site conditions which reveals contamination caused by AIRLINE, and all cleanup, remediation, removal, or restoration work required by any authorized federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or groundwater or under the property. Without limiting the foregoing, if the presence of any Hazardous Material on the property caused or permitted solely by the AIRLINE during the lease term results any contamination of the property, AIRLINE shall promptly take all actions at AIRLINE’s sole expense as are necessary to return the property to the condition existing prior to the release of any such hazardous material onto, in, below and/or above the property, provided that AUTHORITY’s approval of such action shall first be obtained, and approval shall not be unreasonably withheld as long as such actions would not potentially have any material adverse long-term or short-term effect on the property and meets with all applicable federal, state and local laws and authority’s requirements..

D. The provisions of this Section 10.01 shall survive the expiration, termination, or early cancellation of this Agreement.

10.02 Insurance.

A. Without limiting AIRLINE’s obligation to indemnify AUTHORITY, as provided for in Section 10.01, AIRLINE shall procure and maintain in force, at all times during the Term, occurrence form, comprehensive airport premises liability, and aviation insurance to protect against personal injury and bodily injury liability and property damage liability as set forth in Exhibit “G”, as such Exhibit may from time to time be amended by the Authority at its sole discretion..

a.

B. The aforesaid amount of and types of insurance shall be reviewed from time to time by AUTHORITY and may be adjusted by AUTHORITY if AUTHORITY reasonably determines such adjustments are necessary to protect AUTHORITY’s interests. AIRLINE shall furnish AUTHORITY, within sixty (60) days of the Effective Date hereof, a certificate or certificates of insurance as evidence that such insurance is in force. AUTHORITY reserves the right to require a certified copy of each certificate upon request. AIRLINE shall name AUTHORITY as an additional insured on such insurance policy or policies. Said policies shall be issued by insurance companies registered to do business in the State of New Jersey with not less than an A- rating, and in a form and content satisfactory to AUTHORITY and shall provide for thirty (30) days advance written notice to AUTHORITY prior to the cancellation of or any adverse material change in such policies. AIRLINE’s failure to provide and/or maintain the required insurance coverage as set forth herein shall be an event of default and subject to immediate termination of the Agreement at the sole discretion of the AUTHORITY. AIRLINE shall not operate in any capacity if it is in violation of any insurance requirement. AIRLINE expressly understands and agrees that any insurance protection required by this Agreement shall in no way limit the obligations assumed by AIRLINE pursuant to this Agreement and shall not be construed to relieve AIRLINE of liability in excess of such coverage, or shall it preclude AUTHORITY from taking such other actions as are available to it under any other provisions of this Agreement or otherwise in law or equity. This coverage shall be primary to any insurance of AUTHORITY and shall not be contributing with any other insurance or similar protection available to AUTHORITY whether other available insurance is primary, contributing, or excess.

10.03 Waiver of Subrogation. AUTHORITY and AIRLINE hereby mutually waive any and all rights of recovery against the other party arising out of damage or destruction of the buildings, Airline Premises, or any other property from causes included under any property insurance policies to the extent such damage or destruction is covered by the proceeds of such policies and whether or not such damage or destruction shall have been caused by the parties, their officers employees, or agents, but only to the extent that the insurance policies then in force permit such waiver. All policies of insurance shall contain, to the extent available, this waiver of subrogation provision and the cost of such provision shall be borne by the primary insured.

ARTICLE 11

CANCELLATION BY AUTHORITY

11.01 Events of Default. The events described below shall be deemed events of default by AIRLINE hereunder:

A. Upon the occurrence of any of the following events or at any time thereafter during the continuance thereof AUTHORITY may terminate this Agreement upon five (5) days’ written notice with such termination to be effective upon the date specified in such notice upon the occurrence of any of the following events or at any time thereafter:

1. The AIRLINE shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any State thereof or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its property: or

2. By order of decree of a court the AIRLINE shall be adjudged bankrupt or any order shall be made approving a petition filed by any of the creditors or, if the AIRLINE is a corporation, by any of its stockholders seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any State thereof; or

3. A petition under any part of the federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the AIRLINE and shall not be dismissed within thirty (30) days after the filing thereof; or

4. Except as may be provided in the Section of this Agreement entitled “Assignment,” the interest of AIRLINE under this Agreement shall be transferred to, pass to or revoke upon, by operation of law or otherwise, any other person, firm or corporation; or

5. The AIRLINE, if a corporation, shall without the prior written approval of AUTHORITY, which approval may be withheld for any reason or for no reason, become a successor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporate in dissolution; or

6. By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or governmental board, agency or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession or control of anyor substantially all of the Airline Premises and such possession or control shall continue in effect for a period of twenty (20) working days; or

7. The AIRLINE shall voluntarily abandon, desert or vacate the Airline Premises or discontinue its operations at the Airport, or, after exhausting or abandoning any right of further appeal, the AIRLINE shall be prevented for a period of sixty (60) days by action of any governmental agency having jurisdiction thereof from conducting its operations at the Airport, regardless of the fault of the Lessee; or

8. Any lien is filed against the Airline Premises, property or aircraft because of any act or omission of the AIRLINE and is not removed within forty-five (45) days after notice to the AIRLINE thereof; or

9. The AIRLINE shall fail to pay in a timely fashion the rents or to make any other payment required hereunder when due to AUTHORITY and shall persist in its failure for a period of ten (10) days following the receipt of written notice of such default from AUTHORITY; or

10. The AIRLINE shall fail to keep, perform and observe each and every other promise and agreement set forth in this Agreement on its part to be kept, performed, or observed, within ten (10) days after receipt of notice of default thereunder from AUTHORITY (except where fulfillment of its obligation requires activity over a period of time, and the AIRLINE shall have commenced substantially to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues diligently such substantial performance without interruption except for causes beyond its control). Notwithstanding anything contained in this subparagraph 10 to the contrary, if any action on the part of the AIRLINE shall impact on AUTHORITY’S ability to be awarded FAA grants, AIRLINE shall cease such action immediately upon receipt of notice; or

11. There shall be an occurrence of any of the events of default resulting in termination of any other lease or other agreements or permits between the AIRLINE and AUTHORITY at the Airport.

B. No acceptance by the AUTHORITY of fees, charges, or other payments in whole or in part for any period or periods after a default of any of the terms, agreements and conditions hereof to be performed, kept or observed by the AIRLINE shall be deemed a waiver of any right on the part of AUTHORITY to terminate this Agreement.

C. No waiver by AUTHORITY of any default on the part of the AIRLINE in performance of any of the terms, covenants or conditions hereof to be performed keep or observed by the AIRLINE shall be or be construed to be a waiver by AUTHORITY of any other or subsequent default in performance of any of the valid terms, agreements and conditions

D. If an agreement is made for the construction, renovation or modification of a terminal building, AUTHORITY has the option to terminate this Agreement within sixty (60) days of a written notice to the AIRLINE, thereafter, AUTHORITY will be responsible for any and all relocation costs and/or temporary facilities necessary for the AIRLINE’s operation to the extent AUTHORITY is reimbursed for such costs from third parties.

E. The rights of the AUTHORITY to terminate this Agreement shall be in addition to any other rights and/or remedies that the AUTHORITY has at law or in equity following any breach of this Agreement by the AIRLINE, and the exercise by the AUTHORITY of any right of termination shall be without prejudice to any other rights and remedies, except in the event of a termination pursuant to that portion of Subsection A(7) reading (After exhausting or abandoning any right of further appeal, the AIRLINE shall be prevented for a period of sixty (60) days by action of any governmental agency having jurisdiction thereof, from conducting its operations at the airports, regardless of default of the AIRLINE) the sole remedy of the AUTHORITY shall be a right of termination if AIRLINE has not otherwise breached this Agreement or otherwise defaulted in AIRLINE’s obligations).

11.02 Continuing Responsibilities of AIRLINE. Notwithstanding the occurrence of any event of default, AIRLINE shall remain liable to AUTHORITY for all rentals, fees, and charges payable hereunder and for all preceding breaches of any covenant of this Agreement. Furthermore, unless AUTHORITY elects to cancel this Agreement, AIRLINE shall remain liable for and promptly pay all rentals, fees, and charges accruing hereunder until termination of this Agreement as set forth in Article 3 or until this Agreement is terminated by AIRLINE pursuant to this Article 11.

11.03 AUTHORITY’s remedies. Upon the occurrence of any event enumerated in Sections 11.01(A), or 12.01(B), the following remedies shall be available to AUTHORITY:

A. AUTHORITY may exercise any remedy provided by law or in equity, including specific performance, including but not limited to the remedies hereinafter specified.

B. AUTHORITY may terminate this Agreement, effective upon the date specified in the notice of termination. For events enumerated in Section 10.01(A), such date shall be not less than thirty (30) days from said notice. Upon such date, AIRLINE shall be deemed to have no further rights hereunder and AUTHORITY shall have the right to take immediate possession of the Airline Premises.

C. AUTHORITY may reenter the Airline Premises and may remove all AIRLINE persons and property from same upon the date of reentry specified in AUTHORITY’s written notice of reentry to AIRLINE. For events enumerated in Section 11.01 (A), reentry shall be not less than thirty (30) days from the date of notice of reentry. Upon any removal of AIRLINE property by AUTHORITY hereunder, AIRLINE property may be stored at a public warehouse or elsewhere at AIRLINE’s sole cost and expense.

D. AUTHORITY may relet the Airline Premises and any improvements thereon or any part thereof at such rentals, fees, and charges and upon such other terms and conditions as approved by the AUTHORITY, in its sole discretion, may deem advisable, with the right to make alterations, repairs of improvements on said Airline Premises. In reletting the Airline Premises, AUTHORITY shall be obligated to make a good faith effort to obtain terms no less favorable to AUTHORITY than those contained herein and otherwise seek to mitigate any damages it may suffer as a result of AIRLINE’s event of default.

E. In the event that AUTHORITY relets Airline Premises, rentals, fees, and charges received by AUTHORITY from such reletting shall be applied: (i) to the payment of any indebtedness other than rentals, fees, and charges due hereunder from AIRLINE to AUTHORITY; (ii) to the payment of any cost of such reletting; and (iii) to the payment of rentals, fees, and charges due and unpaid hereunder. The residue, if any, shall be held by AUTHORITY and applied in payment of future rentals, fees, and charges as the same may become due and payable hereunder. If that portion of such rentals, fees, and charges received from such reletting and applied to the payment of rentals, fees, and charges hereunder is less than the rentals, fees, and charges payable during applicable periods AIRLINE hereunder, then AIRLINE shall pay such deficiency to AUTHORITY. AIRLINE shall also pay to AUTHORITY, as soon as ascertained, any costs and expenses incurred by AUTHORITY in such reletting not covered by the rentals, fees, and charges received from such reletting including reasonable attorney fees, costs and professional and other fees.

F. No reentry or reletting of Airline Premises by AUTHORITY shall be construed as an election on AUTHORITY’S part to terminate this Agreement unless a written notice of termination is given to AIRLINE

G. AIRLINE shall pay to AUTHORITY all other costs, incurred by AUTHORITY in the exercise of any remedy in this Article 11, including, but not limited to, reasonable attorney fees, disbursements, court costs, costs, fees and expert fees.

11.04 Remedies Under Federal Bankruptcy Laws. Notwithstanding the foregoing, upon the filing by or against AIRLINE of any proceeding under Federal bankruptcy laws, if AIRLINE has defaulted in the performance of any provision of this Agreement within the six (6) months preceding such filing, AUTHORITY shall have the right to terminate this Agreement, in addition to other remedies provided under provisions of the Federal Bankruptcy Rules and Regulations and Federal Judgeship Act of 1984, as such may be subsequently amended, supplemented, or replaced. Such termination shall be by written notice to AIRLINE within sixty (60) days from the date of AIRLINE’s initial filing in bankruptcy court.

ARTICLE 12

SURRENDER OF AIRLINE PREMISES

12.01 Surrender and Delivery. Upon termination or cancellation of this Agreement, AIRLINE shall promptly and peaceably surrender to AUTHORITY the Airline Premises and. all improvements thereon to which AUTHORITY is entitled pursuant to this Agreement in good and fit condition, reasonable wear and tear excepted; provided, however, nothing in this Section 12.01 shall be construed to modify the obligations of the Parties set forth in Article 8, Article 9, and Article 10.

12.02 Removal of Property. Provided AIRLINE is not in default for payment of rentals, fees and charges hereunder, AIRLINE shall have the right at any time during the Term of this Agreement to remove from the Airport its aircraft, tools, equipment, trade fixtures, and other personal property, title to which shall remain in AIRLINE, unless otherwise set forth in this Agreement, and shall remove such aircraft, tools, equipment, trade fixtures, and other personal property within fifteen (15) business days following termination of this Agreement, whether by expiration of time or otherwise, as provided herein, except if it is subject to any valid lien which AUTHORITY may have thereon for unpaid rentals, fees, and charges. AIRLINE shall not abandon any portion of its property at the Airport without the written consent of AUTHORITY. Any and all property not removed by AIRLINE within fifteen (15) business days following the date of termination of this Agreement shall, at the option of AUTHORITY, (i) become the property of AUTHORITY at no cost to the AUTHORITY; (ii) be stored by AUTHORITY with the cost of such storage being borne by the AIRLINE; or (iii) be sold at public or private sale with the cost of such sale being borne by the AIRLINE and proceeds from the sale shall be the property of the AUTHORITY. Except as may be agreed to otherwise by AUTHORITY and AIRLINE, all AUTHORITY property damaged by or as a result of the removal of AIRLINE’s property shall be restored by AIRLINE to the condition existing before such damage at AIRLINE’s sole expense.

12.03 Holding Over. In the event AIRLINE uses its Airline Premises without the written consent of AUTHORITY after this Agreement has been terminated or expires, Airline shall be deemed a tenant at sufferance during the period of such use and shall pay rates equal to two times the rate for rentals, fees, and charges established by AUTHORITY for Air Transportation Companies which are not Signatory Airlines during such period. In such event, AUTHORITY shall have the right to all remedies provided under applicable laws; provided, however, AUTHORITY’s consent shall not be unreasonably withheld during any period of good faith lease negotiations between AIRLINE and AUTHORITY.

ARTICLE 13

ASSIGNMENT, TRANSFER AND SUBLETTING

13.01 Assignment and Subletting by AIRLINE.

A. In the event that AIRLINE shall, directly or indirectly, assign, sell, hypothecate, or otherwise transfer this Agreement, or any portion of Airline Premises, without the prior written consent of the AUTHORITY, the AUTHORITY, in its sole discretion may terminate this Agreement upon thirty (30) days written notice. For purposes of this provision, such transfer shall include any change in the ownership and control of AIRLINE from that existing on the Effective Date to any of the following: (i) the transfer to any individual, corporation, partnership, or other entity of direct or indirect beneficial ownership of a portion of any class of outstanding voting securities of AIRLINE which results in excess of fifty (50) percent ownership thereof; (ii) an issuance, transfer, purchase, or exchange of all or a portion of the securities of AIRLINE or of a subsidiary corporation of AIRLINE or the creation, transfer, purchase, or exchange of any rights or privileges thereunder; or (iii) the transfer, purchase or exchange of all or a portion of the assets of AIRLINE or of a subsidiary corporation of AIRLINE, which causes or results in a change in the relationship between AIRLINE and a subsidiary corporation of AIRLINE, or AIRLINE and the holders of the securities of AIRLINE, or the creation of another corporation for the purpose, among others, of accepting and holding securities of AIRLINE, or which places control of AIRLINE in a single entity, or which affects, causes or results in a transfer or change in the entity exercising control over AIRLINE.

B. AIRLINE shall not sublease Airline Premises without the prior written consent of AUTHORITY, which consent may be withheld by AUTHORITY in its sole discretion.

C. AIRLINE shall include with its request for permission to assign or sublease, a copy of the proposed assignment or sublease agreement. The assignment or sublease agreement submitted with AIRLINE’s request shall include the following information: (i) the term; (ii) the area or space to be assigned or subleased; (iii) the sublease rentals to be charged; and (iv) the provision that assignee or sublessee must execute a separate operating agreement with AUTHORITY. Any other information reasonably requested by AUTHORITY pertaining to said sublease or assignment shall be promptly provided by AIRLINE. AIRLINE shall remain liable to AUTHORITY under this Agreement in any sublease. A fully executed copy of such sublease or assignment shall be submitted to AUTHORITY for final approval prior to any sublessee’s occupancy.

D. In the event the rentals, fees, and charges for subleased premises exceed the rentals, fees, and charges payable by AIRLINE for said premises pursuant to this Agreement, AIRLINE shall pay to AUTHORITY the excess of the rentals, fees, and charges received from the sublessee over that specified to be paid by AIRLINE herein; provided, however, AIRLINE may charge a reasonable fee for administrative costs, not to exceed fifteen percent (15%) of the specified sublease rental and such fee shall not be considered part of excess rentals, fees, and charges. AIRLINE may also charge a reasonable fee to others for the use of AIRLINE’s capital equipment and to charge for use of utilities and other services being paid for by AIRLINE.

E. Nothing in this Article 13 shall be construed to release AIRLINE from its obligations under this Agreement, including but not limited to, the payment of rentals, fees, and charges provided herein in the event an assignment or sublease is approved by the AUTHORITY.

ARTICLE 14

AVAILABILITY OF ADEQUATE FACILITIES

14.01 Declaration of Intent. The Parties acknowledge the objective of AUTHORITY to offer to all Air Transportation Companies desiring to serve Airport access to the Airport and to provide adequate gate positions and space in the Terminal. Recognizing that physical and financial limitations may not provide Terminal and Aircraft Apron areas at all times for additional facilities, AUTHORITY hereby states its intent to pursue the objective of achieving an optimum balance in the overall utilization of Terminal and Aircraft Apron areas to be achieved, if necessary, through sharing from time to time, of gate positions and other passenger handling facilities and equipment subject to existing agreements and leases. The AIRLINE agrees to accommodate any new entrant airline operations upon the AUTHORITY’s request to do so.

14.02 Indemnification by accommodated Air Transportation Company. During the period of use of AIRLINE’s facilities by a Scheduled Air Carrier pursuant to this Article 14, AUTHORITY shall require such accommodated Scheduled Air Carrier to agree in writing to indemnify AUTHORITY and AIRLINE in the manner and to the extent required of AIRLINE, pursuant to Article 10 hereof.

14.03 This Agreement applies only to the Airline Premises and does not include any rights to any areas in any terminal expansion which may be constructed by the Authority during the Term. The Authority reserves the right to negotiate a separate agreement for utilization of any space in any terminal expansion.

ARTICLE 15

GOVERNMENT INCLUSION

15.01 Government Agreements. This Agreement shall be subordinate to the provisions of any existing or future agreements between AUTHORITY and the United States Government or other governmental authority, relative to the operation or maintenance of the Airport, the execution of which has been or will be required as a condition precedent to the granting of Federal or other governmental funds for the development of the Airport, to the extent that the provisions of any such existing or future agreements are generally required by the United States or other governmental authority of other civil airports receiving such funds. AUTHORITY agrees to provide AIRLINE written advance notice of any provisions which would adversely modify the material terms of this Agreement.

15.02 Federal Government’s Emergency Clause. All provisions of this Agreement shall be subordinate to the rights of the United States of America to operate the Airport or any part thereof during time of war or national emergency or force majeure. Such rights shall supersede any provisions of this Agreement inconsistent with the operations of the Airport by the United States of America.

15.03 Nondiscrimination.

A. AIRLINE for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree as a covenant running with the land that (i) no person on the grounds of race, creed, color, national origin, sex, age or handicap shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of Airline Premises, (ii) in the construction of any improvements on, over, or under Airline Premises and the furnishing of services thereon, no person on the grounds of race, creed, color, national origin, sex, age or handicap shall be excluded from participation in, denied the benefits of or be otherwise subjected to discrimination, (iii) AIRLINE shall use the Airline Premises in compliance with all other requirements imposed by or pursuant to 14 C.F.R. 152, Title VI of the Civil Rights Act of 1964 and 49 C.F.R. Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Title and Regulations may be amended, and (iv) AIRLINE agrees to furnish service on a fair, equal and not unjustly discriminatory basis to all users thereof and to charge fair, reasonable, and not unjustly discriminatory prices for each unit or service, provided, that AIRLINE may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

B. AIRLINE acknowledges that the provisions of 49 C.F.R., Part 26, Disadvantaged Business Enterprises (DBE), as said regulations may be amended, and such other similar regulations may be enacted, may be applicable to the activities of AIRLINE under the terms of this Agreement, unless exempted by said regulations, and hereby agrees to comply with the FAA and the U.S. Department of Transportation, in reference thereto. These requirements may include, but not be limited to, compliance with DBE participation goals, the keeping of certain records’ of good faith compliance efforts, which would be subject to review by the various agencies, the submission of various reports and, if so directed, the contracting of specified percentages of goods and services contracts to DBE.

C. In the event of breach of any of the above nondiscrimination covenants, AUTHORITY shall have the right to terminate this Agreement after such action as the United States Government may direct to enforce this covenant has been followed and completed, including exercise or expiration of appeal rights.

15.04 Security.

A. TSA Program. In accordance with regulations issued by the U.S. Department of Transportation, Transportation Security Administration (“TSA”) and found at 49 C.F.R Part 1542, airports are required to have TSA approved security programs. These programs are designed to control access to certain areas of airports and to control the movement of people and vehicles within these areas.

1. The AUTHORITY has a TSA approved security program for the Airport. Because of the location of the Airport Premises within the Airport and the activities to take place thereon, AIRLINE is required at all times during the Term, to have in place and operational a security program for its operations at the Airline Premises. At all times during the Term, AIRLINE’s security program must be in compliance with 49 C.F.R Part 1542 and all other applicable laws and regulations from time to time enacted or promulgated, must be consistent and compatible in all respects with the AUTHORITY’s overall security program for the Airport, and must be acceptable to the AUTHORITY and TSA, in their sole discretion.

2. AIRLINE, shall be responsible for any breach of security on the Airline Premises which occurs as a result of the negligence and/or willful misconduct of AIRLINE, its agents, directors, officers, owners, employees, members, contractors, subcontractors, subtenants, airlines or invitees and AIRLINE further agrees to indemnify, hold harmless and defend the AUTHORITY and Firm, its successors and assigns, from and against any and all damages, penalties, fines, claims and costs resulting directly or indirectly from the breach of AIRLINE’s responsibilities, covenants and agreements as set forth herein

3. In connection with its operations, AIRLINE may receive, gain access to or otherwise obtain certain knowledge and information related to AUTHORITY’s overall Airport security program. AIRLINE acknowledges that all such knowledge and information is of a highly confidential nature. AIRLINE covenants and agrees that no person, whether an officer or employee of AIRLINE or a third party, shall be permitted or gain access to such knowledge and information unless such person has been approved by AUTHORITY in advance in writing, which approval may be granted or withheld by AUTHORITY in its sole discretion. AIRLINE further agrees to indemnify, hold harmless and defend AUTHORITY and other users of the Airport from and against any and all claims, costs, expenses, damages and liabilities, including but not limited to all attorneys’ fees and costs, resulting directly or indirectly from a breach of AIRLINE’s covenants and agreements as set forth herein.

15.05 Storm water Regulations.

A. Acknowledgments. Notwithstanding any other provisions or terms of this Agreement:

1. AIRLINE acknowledges that the AUTHORITY is subject to 40 C.F.R. Part 122, federal storm water regulations, for vehicle maintenance shops (including vehicle rehabilitation, mechanical repairs, painting, fueling and lubrication), aircraft, equipment cleaning operations and, as applicable, state stormwater regulations found at N.J.A.C. 7:14A-1 et seq.. AIRLINE further acknowledges that it is familiar with these stormwater regulations; that it conducts or operates vehicle maintenance, equipment cleaning operations and/or deicing activities as defined in the federal and state stormwater regulations; and that it is aware that there are significant penalties for submitting false information, including fines and imprisonment for knowing violations. .

2. AIRLINE acknowledges that it will take steps necessary and as required by the AUTHORITY and by the applicable regulations for the Airport, for the NJDEP permit for discharge to surface water, including the Premises occupied and operated by AIRLINE. AIRLINE acknowledges that the stormwater discharge permit issued to the AUTHORITY may name AIRLINE as a co-permittee.

3. AUTHORITY and AIRLINE both acknowledge that close cooperation is necessary to ensure compliance with any storm water discharge permit terms and conditions, as well as to ensure safety and to minimize costs. AIRLINE acknowledges and agrees that it will undertake all necessary actions to minimize the exposure of stormwater (and snow melt) to” significant materials,” generated, stored, handled or otherwise used by AIRLINE, by implementing and maintaining “Best Management Practices”. These terms are defined in the federal stormwater regulations as follows: (a) “significant materials” include, but are not limited to: raw materials; fuels, (including, but not limited to petroleum 2. f1d petroleum distillates), materials such as solvent, detergents and plastic pellets; finished materials such as metallic products; raw materials used in food processing or production; hazardous substances designated under Section 101(14) of CERCLA; any chemical the facility is required to report pursuant to Section 313 of title III of SARA.; fertilizers; pesticides; deicing fluids; waste products such as ashes, slag and sludge that have a potential to be released with Stormwater discharges (see 40 C.F.R. 122.26(b)(12)); and (b) “Best Management Practices” (BMP) describes practices employed to prevent or reduce source water pollution, such as the construction of runoff-retention basins and replanting eroding surfaces including all of the above as amended

B. Permit Compliance. The AUTHORITY will provide AIRLINE with written notice of those stormwater discharge permit requirements that AIRLINE will be obligated to perform including, but not limited to: certification of non-stormwater discharges; collection of stormwater samples; preparation of stormwater pollution prevention or similar plans; implementation of good housekeeping measures and BMP; and maintenance of necessary records. Such written notice shall include applicable deadlines. Within seven (7) days of AIRLINES receipt of such written notice, AIRLINE shall notify the AUTHORITY in writing of its dispute of any of the stormwater discharge permit requirements it has been directed to undertake and the reasoning and justification as a basis for such dispute. AIRLINE’s failure to provide such timely notice will be deemed an assent by AIRLINE to undertake performance as required. If AIRLINE provides the AUTHORITY with timely written notice of its dispute and justification therefore, AUTHORITY agrees to reconsider applicability of disputed provisions and AIRLINE agrees to abide by AUTHORITY’s decision as reconsidered, AIRLINE warrants that it will not object to written notice from the AUTHORITY for purposes of delay or avoiding compliance. AIRLINE agrees to undertake, at its sole expense those stormwater discharge permit requirements for which it has received written notice of responsibility from the AUTHORITY. AIRLINE warrants that it shall meet any and all deadlines that may be imposed on or agreed to by the AUTHORITY and AIRLINE. AIRLINE acknowledges that time is of the essence. AUTHORITY agrees to provide AIRLINE, at its request, with any non-privileged information collected and submitted to any governmental entity or entities pursuant to applicable stormwater regulations. AIRLINE agrees that the terms and conditions of the AUTHORITY’s storm water discharge permit may change from time to time and hereby appoints the AUTHORITY as its agent to represent its interests concerning permit modifications by the governmental agencies involved. The AUTHORITY will give AIRLINE written notice of any breach of the AUTHORITY’s stormwater discharge permit or the provisions of this Article and AIRLINE agrees to immediately undertake and diligently pursue the cure of such, breach. If AIRLINE fails to cure any breach, or if such breach is material and of a continuing nature, the AUTHORITY may seek any and all remedies provided herein or otherwise provided by law to terminate the Agreement and repossess the Premises.

C. Indemnification. Notwithstanding any other provision of this Agreement, AIRLINE agrees to indemnify and hold harmless the AUTHORITY, the Firm and other tenants of AUTHORITY from and against any and all claims, demands, costs, fees (including attorneys and other fees and cost), fines, penalties, charges and demands by and liability directly or indirectly ensuing from Lessee’s actions or omissions, including failure to comply with Lessee’s obligations under this Article, the applicable storm water regulations and storm water discharge permit, unless the result of AUTHORITY’s sole negligence. This indemnification shall survive any termination, cancellation or non-renewal of this Agreement.

ARTICLE 16

SUBORDINATION

16.01 This Agreement shall be subject and subordinate at all times to the lien of any mortgages and/or ground leases and/or other encumbrances now or hereafter placed on the Exclusive Use Space or Joint Use Space without the necessity of any further instrument or act on the part of the AIRLINE to effectuate such subordination, but the AIRLINE covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Agreement to the lien of any such mortgage or mortgages and/or ground lease and/or other encumbrances as shall be desired by any mortgagee or proposed mortgagee or by any person. AIRLINE hereby appoints AUTHORITY attorney-in-fact of AIRLINE irrevocably to execute and deliver any such instrument for an in the name of AIRLINE. Notwithstanding the foregoing, the party secured by any such mortgage, ground lease or encumbrance (the “Secured Party”) shall have the right and duty to recognize this Agreement and, in the event of any foreclosure sale or other possession by a Secured Party, this Agreement shall continue in full force and effect at the option of the Secured Party, and AIRLINE shall execute, acknowledge and deliver any instrument that has for its purpose and effect a subordination to the lien of this Agreement.

16.02 Rights of Mortgagee. In the event of any act or omission of AUTHORITY which would give AIRLINE the right, immediately or after lapse of a period of time, to cancel or otherwise terminate this Agreement, or to claim a partial or total eviction, AIRLINE shall not exercise such right until (a) it has given written notice of such act or omission to the holder of each such mortgage or ground lease whose name and address shall previously have been furnished to AIRLINE in writing; and (b) until a reasonable period being not less than ninety (90) days for remedying such act or omission shall have elapsed following the giving of such notice.

ARTICLE 17

LIEN

17.01 To secure all of its obligations under the Agreement, AIRLINE hereby grants AUTHORITY a security interest in the personal property and all fixtures located at the Exclusive Use Premises and Joint Use Premises necessary, useful or desirable in connection with the operation of AIRLINE’S Air Transportation Business, including, without limitation, al furniture, fixtures, equipment, machinery, furnishings, inventory, goods, appliances and other property of every kind and nature whatsoever and agrees to execute all documents including UCC documents necessary to perfect same and consents to the Authority’s recording with the applicable county clerk of the security instrument..

ARTICLE 18

ESTOPPEL CERTIFICATES

18.01 AIRLINE shall, from time to time, upon written request of AUTHORITY, execute, acknowledge and deliver to AUTHORITY or its designee a written statement stating the date this Agreement was executed and the date it expires; the date AIRLINE entered into occupancy of the Exclusive Use Space and Joint Use Space; the amount of minimum Fees and the date to which such Fees have been paid; and certifying that this Agreement, at that time, is in full force and effect and has not been assigned, modified, supplemented or amended in any way; that this Agreement represents the entire agreement between the parties; that all conditions under this Agreement to be performed by the AUTHORITY have been satisfied; that on the specified date there are no existing defenses or offsets with the AIRLINE has against the enforcement of this Agreement by AUTHORITY; that no Fees have been paid in advance (or specifying any Fees that have been paid in advance); and any other requested matter affecting this Agreement and any statements by AIRLINE affecting the correctness of the requested statements. It is intended that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of AUTHORITY’S interest or a mortgagee of AUTHORITY’S interest or assignee of any mortgage upon AUTHORITY’S interest in the Exclusive Use Premises and Joint Use Premises.

ARTICLE 19

GENERAL PROVISIONS

19.01 Non waiver. No waiver of default by either Party of any of the terms, covenants, or conditions of this Agreement to be performed, kept, and observed by the other Party shall be construed to be or act as a waiver of any subsequent default of any of the terms, covenants, and conditions to be performed, kept, and observed by the other Party and shall not be deemed a waiver of any right on the part of the other Party to terminate this Agreement as provided herein.

19.02 Rights Non-Exclusive. Notwithstanding anything herein contained that may be or appear to the contrary, the rights, privileges, and licenses granted under this Agreement, except in Exclusive Use Premises, are “nonexclusive” and AUTHORITY reserves the right to grant similar privileges to others.

19.03 Quiet Enjoyment.

A. AUTHORITY agrees that, so long as AIRLINE’s payment of rentals, fees, and charges is timely and AIRLINE keeps all covenants and agreements contained herein, AIRLINE shall peaceably have and enjoy its Airline Premises and all rights, privileges, and licenses of the Airport, its appurtenances and facilities granted herein, subject to the terms and conditions herein contained.

B. Consistent with the nature of AIRLINE’s business, AIRLINE agrees that occupancy of the Airline Premises will be lawful and quiet and that it will not knowingly use or permit the use of Airline Premises in any way that would violate the terms of this Agreement, create a nuisance, or disturb other tenants or the general public. AIRLINE shall be responsible for the activity of its officers, employees, agents, and others under its control with respect to this provision.

C. The Parties expressly agree that smoking is prohibited in all Exclusive Use Premises on the Airline Premises. Smoking is only permitted in designated smoking areas on the Airline Premises, if any are so designated.

19.04 Performance. The Parties expressly agree that time is of the essence in this Agreement. Failure by a party to complete performance within the time specified, or within a reasonable time if no time is specified herein, shall relieve the other Party, without liability, of any obligation to accept such performance.

19.05 Aviation Rights. AUTHORITY reserves unto itself, its successors, and assigns for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Airport including Airline Premises, for navigation or flight in the said airspace for landing on, taking off from, or operating at the Airport.

19.06 Rules and Regulations.

A. AIRLINE, its officers, employees, agents, and others under its control shall observe and obey all laws, regulations, and orders of the federal, state, county, and municipal governments which may be applicable to AIRLINE’s operations at the Airport.

B. AUTHORITY may from time to time adopt, amend, or revise reasonable and nondiscriminatory rules and regulations for the conduct of operations at the Airport, for reasons of safety, health, preservation of the property, or for the maintenance of the good and orderly appearance of the Airport. AIRLINE, its officers, employees, agents, and others under its control shall faithfully comply with and observe such rules and regulations, except as they may conflict with regulations of another governmental authority having appropriate jurisdiction. AUTHORITY shall notify AIRLINE in advance of any amendments or supplements to such rules and regulations that would adversely materially alter the terms of this Agreement.

C. AIRLINE shall be strictly liable and responsible for obtaining, maintaining current, and fully complying with, any and all permits, licenses, and other governmental authorizations, however designated, as may be required at any time throughout the entire Term of this Agreement by any federal, state, or local governmental entity or any court of law having jurisdiction over AIRLINE or AIRLINE’S operations and activities.

19.07 Inspection. AUTHORITY and its authorized officers, employees, contractors, subcontractors, and other representatives shall have the right to enter upon any of the Airline Premises for the following purposes:

A. To inspect such premises at reasonable intervals during regular business hours (or at any time in case of emergency) to determine whether the AIRLINE has complied and is complying with the terms and conditions of this Agreement with respect to such premises.

B. To perform maintenance and make repairs and replacements in any case where the AIRLINE is obligated so to do and has failed after reasonable written notice so to do, in which event the AIRLINE shall reimburse the AUTHORITY for the reasonable cost thereof promptly upon demand.

C. To perform maintenance and make repairs and replacements in any case where the AIRLINE is obligated so to do; and in any other case where the AUTHORITY, in its reasonable judgment, determines that it is necessary or desirable so to do in order to preserve the structural safety of such premises or the building in which they are located or to correct any condition likely to cause injuries or damages to persons or property.

D. In the exercise of the AUTHORITY’s police power. No such entry by or on behalf of the AUTHORITY upon any premises leased to the AIRLINE shall cause or constitute a termination of the letting thereof or be deemed to constitute an interference with the possession thereof by the AIRLINE.

19.08 No Individual Liability. No member, officer, agent, director, or employee of AUTHORITY shall be charged personally or held contractually liable by or to the other Party under the terms or provisions of this Agreement or because of any breach thereof or because of its or their execution or attempted execution.

19.09 Relationship of Parties. Nothing contained herein shall be deemed or construed by the Parties hereto, or by any third party, as creating the relationship of principal and agent, partners, joint ventures, or any other similar such relationship between the Parties hereto. It is understood and agreed that neither the method of computation of rentals, fees, and charges, nor any other provisions contained herein, nor any acts of the Parties hereto, creates a relationship other than the relationship of landlord and tenant.

19.10 Capacity to Execute. The individuals executing this Agreement personally warrant that they have full authority to execute this Agreement on behalf of the entity for whom they are acting herein.

19.11 Successors and Assigns Bound. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto.

19.12 Incorporation of Exhibits. All exhibits and attachments referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

19.13 Title. Section titles are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or extent of any provision of this Agreement.

19.14 Severability. In the event that any covenant, condition, or provision of this Agreement is held to be invalid by any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not materially prejudice either AUTHORITY or AIRLINE in their respective rights and obligations contained in the valid covenants, conditions, or provisions of this Agreement. .

19.15 Amendments. This Agreement constitutes the entire agreement between the Parties. Except as provided in Sections 4.01 and 7.02, no amendment, modification or alteration of the terms of this Agreement shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the Parties hereto.

19.16 Non-Exclusive Rights. It is understood and agreed that nothing contained herein shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308(a) of the Federal Aviation Act of 1958.

19.17 Other Agreements. Unless expressly set forth herein, nothing contained in this Agreement shall be deemed or construed to nullify, restrict, or modify in any manner the provisions of any other lease, contract or agreement of which the AUTHORITY is a party.

19.18 Approvals.

A. Unless otherwise stated, whenever this Agreement requires approval by AUTHORITY, such approval shall be evidenced by the written approval of the Executive Director or by resolution of the Board if applicable

B. Any approval required by either Party to this Agreement shall not be unreasonably withheld or delayed.

19.19 Notice.

A. All notices, requests, consents, and approvals served or given under this Agreement shall be served or given in writing by certified or registered mail. If intended for AUTHORITY, notices shall be delivered to:

SOUTH JERSEY TRANSPORTATION AUTHORITY

Farley Service Plaza

P.O. Box 351

Hammonton, NJ 08037

ATTN: Airport Director

or to such other address as may be designated by AUTHORITY by written notice to AIRLINE.

B. Notices to AIRLINE shall be delivered to:

GLOBAL CROSSING AIRLINES

Building 5A, 4200 NW 36th Street

Miami Int’l Airport, Miami, FL 33166

ATTN; Ryan Goepel, EVP & CFO

or to such other address as may be designated by AIRLINE by written notice to AUTHORITY.

19.20 Agent For Service. It is expressly understood and agreed that if AIRLINE is not a resident of the State of New Jersey, or is an association or partnership without a member or partner resident of said state, or is a foreign corporation not licensed to do business in New Jersey, then in any such event, AIRLINE shall appoint an agent for the purpose of service of process in any court action between it and AUTHORITY arising out of or based upon this Agreement. AIRLINE shall immediately, within ten (10) days of execution of this Agreement, notify AUTHORITY, in writing, of the name and address of said agent. Such service shall be made as provided by the laws of the State of New Jersey for service upon a non-resident engaging in business in the State. It is further expressly agreed, covenanted, and stipulated that, if for any reason, such service of process is not possible, as an alternative method of service of process, AIRLINE may be personally served out of the State of New Jersey by the registered mailing of such service at the address set forth in Section 19.19.

19.21 Governing Law. The AUTHORITY and AIRLINE agree that this Agreement is made and to be performed in the State of New Jersey and that the validity, interpretation, performance and enforcement of all duties, obligations, liabilities and terms of the Agreement shall be governed by and decided in accordance with the laws of the State of New Jersey without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction. The Parties agree to submit to the jurisdiction of the Superior Court, State of New Jersey, within the County of Atlantic, or the United States District Court of New Jersey, Third Circuit, for the resolution of any dispute or controversy arising out of this Agreement.

19.22 Force Majeure. Except as herein provided, neither AUTHORITY nor AIRLINE shall be deemed to be in default hereunder if either Party is prevented from performing any of the obligations, other than the payment of rentals, fees, and charges hereunder, by reason of strikes, boycotts, labor disputes, embargoes, shortages of energy or materials, acts of God, acts of the public enemy, unusually severe weather conditions, riots, rebellion, or sabotage, public health emergencies, pandemics or any other similarly extreme circumstances for which it is not responsible, or which are not within its control.

19.23 Covenant Not to Grant More Favorable Terms. AUTHORITY covenants and agrees not to enter into any contract or agreement with any other certificated air transport operator containing more favorable terms than this agreement or to grant to any other certificated air transport operator any rights, privileges, or concessions which are not accorded to AIRLINE hereunder, unless the same terms, rights, privileges, and concessions are concurrently made available to AIRLINE.

19.24 Entire Agreement. It is understood and agreed that this instrument contains the entire agreement between the Parties hereto. It is further understood and agreed by AIRLINE that AUTHORITY and AUTHORITY’s agents have made no representations or promises with respect to this Agreement or the making or entry into this Agreement, except as in this Agreement expressly set forth and that no claim or liability or cause for termination shall be asserted by AIRLINE against AUTHORITY for, and AUTHORITY shall not be liable by reason of, the breach of any representations or promises not expressly stated to this Agreement. Any other written or parole agreement with AUTHORITY is expressly waived by AIRLINE unless said agreement is listed on Exhibit “L”.

IN WITNESS WHEREOF, the Parties hereto have caused these presents to be executed on the day and year first above written.

WITNESS & ATTEST	SOUTH JERSEY TRANSPORTATION AUTHORITY

Cyntnia Beasberg	By:	/s/ [ILLEGIBLE]
Board Secretary		Executive Director
Date Signed: 7/13/20
GLOBAL CROSSING AIRLINES

	By:	/s/ Ed Wegel
Name: Ed Wegel
Title: Founder/CEO

Date Signed: 6/18/2020

Exhibit A

Atlantic City International Airport

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE AGREEMENT

EXHIBIT B

/s/ [ILLEGIBLE]	/s/ Ed Wegel
South Jersey Transportation Authority	Airline

7/1/2020	6/18/2020
Date	Date

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE AGREEMENT

EXHIBIT C

TERMINAL EQUIPMENT LIST

Baggage Belts (Inbound and Outbound)

Baggage Information Display System

Elevators/Escalators

Fire Alarm & Suppression Systems

Flight Information Display System

Flight Status Towers

HVAC

Public Address System

Security System (Camera, Access Control, Gates)

Telephone System

Visual Paging System

400 Hz Ground Power Units

/s/ [ILLEGIBLE]	/s/ Ed Wegel
South Jersey Transportation Authority	Airline

7/1/2020	6/18/2020
Date	Date

ATLANTIC CITY INTERNATIONAL AIRPORT

FIRST FLOOR

COMMON USE AREA

FIRST FLOOR PLAN

NOT TO SCALE

EXHIBIT D1

SOUTH JERSEY TRANSPORTATION AUTHORITY

ATLANTIC CITY INTERNATIONAL AIRPORT

1

ATLANTIC CITY INTERNATIONAL AIRPORT

SECOND FLOOR

COMMON USE AREA

SECOND FLOOR PLAN
NOT TO SCALE

EXHIBIT D2

SOUTH JERSEY TRANSPORTATION AUTHORITY

ATLANTIC CITY INTERNATIONAL AIRPORT

2

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE INFORMATION

EXHIBIT E

	Ticket Counter	Offices	Baggage Claim Area	Baggage Make-up Area	Airline Hallways	Ramp Service Area	Concourse 2nd Level
Structural
Foundation/Floors	A	A	A	A	A	A	A
Exterior Walls	A	A	A	A	A	A	A
Interior Partitlons/Doors Windows	L	L	A	A	L	A	A
Roof & Canopy	A	A	A	A	A	A	A
Exterior Doors/Windows	A	A	A	A	A	A	A

HVAC	A	A	A	A	A	N/A	A

Electrical
System Maintenance	A	A	A	A	A	A	A
Bulb/Tube/Ballast Replacement	A	L	A	A	L	A	A
Fixture Replacement	A	L	A	A	L	A	A

Plumbing
*Water Supply	N/A	N/A	A	A	N/A	A	A
*Sanitary Sewer	N/A	N/A	A	A	N/A	A	A
Storm Sewer	N/A	N/A	A	A	N/A	A	A
Fixture Maintenance	N/A	N/A	A	A	N/A	A	A

Painting & Decorating
Exterior	A	A	A	A	A	N/A	A
Interior Walls & Ceilings	L	L	A	A	L	N/A	A
Floor Coverings	L	L	N/A	N/A	L	N/A	A
Directional Signs	N/A	N/A	A	N/A	N/A	N/A	A

Janitorial
Interior Cleaning	L	L	A	L	L	A	A
Interior Window Washing	N/A	L	N/A	N/A	N/A	N/A	A
Exterior Window Washing	N/A	L	N/A	N/A	N/A	N/A	A
Trash to Compactor	L	L	A	L	L	L	A
Recyclables to Receptacles	L	L	A	L	L	L	A
Exterior Cleaning	A	A	A	A	A	A	A

Pavement
Cleaning/Sweeping	N/A	N/A	A	A	N/A	A	N/A
Grease/Oil Removal	N/A	N/A	A	A	N/A	L	N/A
Maintenance/Repair	N/A	N/A	A	A	N/A	A	N/A
Striping	N/A	N/A	A	A	N/A	A	N/A

Equipment & Furniture
Loading Bridges	N/A	N/A	N/A	N/A	N/A	A	A
Baggage Conveyors	A	N/A	A	A	N/A	N/A	N/A
Tenant Equipment	L	L	L	L	L	L	L
Authority Equipment	A	A	A	A	A	A	A
Public Address	A	A	A	A	A	A	A
Authority Telephone Equipment	A	A	A	A	A	A	A
Flight Information Display System	A	N/A	A	N/A	N/A	N/A	A

*	Lessee shall be responsible for water supply & sanitary sewer for special equipment such as ice machines, etc.

L = Lessee A = Authority N/A = Not Applicable

EXHIBIT F

South Jersey Transportation Authority

Atlantic City International Airport

Airline Rates & Charges

Effective-1/1/2020

	Signatory	Non-Signatory
Terminal Building Rent	$28.59	$32.15	per square foot
Landing Fee	$1,55	$1,88	per 1,000 lbs. MGLW
Landing Fee—Diversions	$1.55	$2,35	per 1,000 lbs..MGLW
Ramp Fee	$1,56	Not Applicable	per 1,000 lbs. MGLW
Terminal Use Fee	Not Applicable	Per Exhibit B
Aircraft Parking Fee	Per Exhibit Fl	Per Exhibit F2
Loading Bridge Fee (LBF for Signatory Included In Ramp Fee)		$15.00	per turn,

Security Fee
2020	$0.25	$0.31 per enplaned passenger
2021	$0.50	$0.63. per enplaned passenger
2022	$0.75	$0.94 per enplaned passenger
2023	$1.00	$1.25 per enplaned passenger
Unimproved Land Rent	$10.00	$10.00 per square foot
Passenger Facility Charge	$4.50	$4.50 per enplaned passenger

Discount Programs for Scheduled Service

Scheduled Service-Ramp Fee Discount
0-70 Arrivals. per week	0% discount
71-77 Arrivals per week	26% discount
78-84 Arrivals per week	50% discount
86-91 Arrivals per week	75% discount
92+- Arrivals per week	100% discount

Fuel Flowage Fee Discount
1-250,000 Gallons purchased	$0.03 per gallon
250,001-500,000 Gallons purchased	$0.025 per gallon
500,001-750,000 Gallons purchased	$0.020 per gallon
750,000 + Gallons purchased	$0.15 per gallon

Other Fees
Federal Inspection Services	per schedule
Utilities	proportionate share

Definitions

Signatory Airline - A certified scheduled service airline utitillzing aircraft with a seating capacity of 31 seats or more that has signed a lease (or permit) for a minimum rental of 500 square feel for a least one (1) year end has at least one daily departure and/or guarantees 217 available seals per week for the duration of the service agreed upon while maintaining minimum service levels agreed upon during the term of its agreement (tne “Signatory Airline Requirements”).,

Landing - any landing at me Airport by an aircraft, out does not include a landing by an aircraft that returns to the airport because of weather, mechanical, operational, or other emergency or precautionary reasons.

Resolutions: 2002-38, 2002-59, 2004-84, 2009-136, 2010-81

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE AGREEMENT

EXHIBIT G

INSURANCE

The Lessee in its own name as insured and, at its sole cost and expense, shall secure, and maintain in continuous effect during the term of this Lease insurance policies issued by an insurance carrier licensed to do business in the State of New Jersey or companies otherwise approved by the Authority providing for:

1.	Worker’s Compensation—Statutory, State of New Jersey

2.

Comprehensive General Liability including passenger liability with a minimum single limit of $100,000,000 per occurrence for bodily injury and property damage not less than $25,000,000 with respects to personal injury to non-passengers with the following coverage:

(a)	Broad form contractual liability

(b)	Premises and operations

(c)	Independent contractors

(d)	Broad form property damage

(e)	Personal injury

3.	Comprehensive Automobile Liability with a minimum single limit of $1,000,000 per occurrence for bodily injury and property damage with coverage in the following areas:

(a)	Owned vehicles

(b)	Non-owned vehicles

(c)	Hired vehicles

(d)	Any auto

4.	Comprehensive Aircraft Liability Insurance, with a minimum single limit of $100,000,000 per occurrence for bodily injury and property damage.

The Lessee shall provide AUTHORITY with the Policies or Certificates indicating proof of the forgoing insurance coverage. Such certificates shall provide that the carrier issuing the certificate shall notify the AUTHORITY thirty (30) days in advance of any cancellation or adverse material change in terms or coverage of such insurance policies. Any such notice shall be in writing and shall be served by certified mail, return receipt requested to the Airport Director. Atlantic City International Airport, Suite 106, Egg Harbor Township, NJ 08234-9590. The failure of the Lessee to obtain or maintain such insurance coverage will not relieve the Lessee from any liability arising from this Lease nor shall any such liability be limited to the liability insurance coverage provide for herein.

South Jersey Transportation Authority

EXHIBIT H

ATLANTIC CITY INTERNATIONAL AIRPORT

WEEKLY PASSENGER & FLIGHT STATISTICS

Airline:	Official Airline Code:

Statistics for the period beginning:

Friday,		and ending Thursday,
	(Date)		(Date)

Passenger and Flight Information:

INBOUND

CITY (3 letter airport code)	PAX	# FLIGHTS

OUTBOUND

CITY (3 letter airport code)	PAX	# FLIGHTS

Airline.	South Jersey Transportation Authority

Please fax or return to Airport Operations by 3:00 p.m. on Friday of each week.

Fax: 609-641-3635

EXHIBIT I

ATLANTIC CITY INTERNATIONAL AIRPORT

MONTHLY PASSENGER & FLIGHT STATISTICS

Airline:	Official Airline Code:

Statistics for the month/year:

Passenger and Flight Information:

INBOUND

CITY (3 letter airport code)	PAX	# FLIGHTS

OUTBOUND

CITY (3 letter airport code)	PAX	# FLIGHTS

Cargo Information:

Mail

Freight/Express

Total Cargo *lndicate weight base, i.e. US tons or metric tons)

Airline	South Jersey Transportation Authority

Please fax or return to Airport Operations by 3:00 p.m. on Friday of each week.

Fax: 609-645-2890

EXHIBIT J

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE AGREEMENT

DESCRIPTION OF CALCULATION FOR UTILITIES

All utilities expense incurred by SJTA will be allocated for reimbursement from tenants as indicated below.

Electricity

Any exclusive use area metered separately will be billed for their consumption as identified on the appropriate meter.

Other exclusive use areas will be billed at the same rate of consumption as the aforementioned metered area, prorated for the amount of square footage.

Any exclusively owned equipment using electric not directly metered, or connected to the lessee’s exclusive use space, will be billed at a rate identified by manufacturer’s specifications. This includes but is not limited to the following equipment:

ice machines, battery chargers, office equipment.

Gas, Pest Control, Alarm Services

The resultant shall be the percentage that the square feet of Lessee’s exclusive occupancy bears to the total available square feet of exclusive use space in the building, plus the direct cost to South Jersey Transportation Authority for maintaining the exclusive space of the Lessee for these services,

Trash Removal and Recycling

The total expense shall be divided 70% to the Airside users allocated by enplanements and 30% to all tenants allocated by the square feet of Lessee’s exclusive occupancy bears to the total available square feet of exclusive use space in the building.

Sewage and Water

The total expenses shall be divided 70% to the Airside users allocated by enplanements and 30% to all tenants allocated by the square feet of Lessee’s exclusive occupancy bears to the total available square feet of exclusive use space in the building.

Telephone

Tenant completes a Consolidated Service Order Form that lists available services Tenant selects services and enters into a Shared Tenant Services Agreement. Monthly billing is based on services selected. Initial installation fees apply.

/s/ Stephen R. Gughay	/s/ Ed Wegel
South Jersey Transportation Authority	Airline

7/1/2020	6/18/2020
Date	Date

EXHIBIT K

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE AGREEMENT

CAPITAL INVESTMENT SCHEDULE

To be provided by Airline (See Section 9.02(B) for content).

South Jersey Transportation Authority	Airline

/s/ [ILLEGIBLE]	/s/ Ed Wegel
Initial	Initial

7/1/2020	6/18/2020
Date	Date

EXHIBIT L

ATLANTIC CITY INTERNATIONAL AIRPORT

AIRLINE AGREEMENT

All Other Agreements

The following independent agreements shall continue in full force and effect:

South Jersey Transportation Authority

7/1/2020
Initial	Date

Airline

6/18/2020
Initial	Date

/s/ Ed Wegel